As filed with the Securities and Exchange Commission on
						 		  November   , 2000
Registration No. 333-

                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________
                                 FORM SB-2
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933
                          ______________________
              SINGLE SOURCE FINANCIAL SERVICES CORPORATION
             (Name of Small Business Issuer in its Charter)

New York                                            6141
(State or other jurisdiction             (Primary Standard Industrial
of incorporation or organization)         Classification Code Number)

                               16-1576984
                            (I.R.S. Employer
                           Identification No.)
                          ______________________
Single Source Financial Services		Lawrence I. Washor
Corporation						Washor & Associates
10780 Santa Monica Boulevard			11150 West Olympic Boulevard
Suite 240						Suite 980
Los Angeles, California 90025			Los Angeles, California 90064
(888) 262-1600					(310) 479-2660
(Name, address and telephone number		(Name, address and telephone
of registrant's principal executive		number of agent for service)
offices and principal place of business)
                         ______________________
                              Copies to:
                          Lawrence I. Washor
                          Washor & Associates
                   11150 West Olympic Blvd., Suite 980
                      Los Angeles, California 90064
                        Telephone: (310) 479-2660
                       Facsimile:  (310) 479-1022

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.   [     ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same
offering.  [     ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier
effective Registration Statement for the same offering.  [     ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier
effective Registration Statement for the same offering.  [     ]
If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.  [     ]

               CALCULATION OF REGISTRATION FEE
  Title of Each Class of		Amount to be	   Proposed Maximum	      Proposed Maximum		    Amount of
Securities to be Registered		 Registered		Offering Price Per Unit	  Aggregate Offering Price	Registration Fee

Common Stock, $.001 par value		 2,000,000			$1.50				$3,000,000			    $  792.00

Common Stock Offered by Selling
  Shareholders				 1,125,000			$1.50				$1,687,500			    $  445.50

Total Registration Fee															    $1,237.50

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       EXPLANATORY NOTE

     This Registration Statement contains two prospectuses covering the registration of (i) 2,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock") of Single Source
Financial Services Corporation, a New York corporation (the "Company"), for sale by the Company in a self-underwritten direct public offering (the "Offering"); and (ii) an additional 1,125,000 shares of Common Stock, $.001 par value, for sale by the holders thereof (the "Selling Shareholders"). Following the Prospectus for the Offering are certain pages of the Prospectus relating solely to the Selling Shareholders, consisting of alternate front and back cover pages and an alternate section entitled "Sales by Selling Shareholders." All other sections of the Prospectus for this Offering are to be used in the Prospectus relating to the Selling Shareholders.

                       TABLE OF CONTENTS
Item 1.   Summary Information and Risk Factors . . . . . . . . . . . 3
  Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      1.  Forward Looking Statements . . . . . . . . . . . . . . . . 5
      2.  Limited Operating History. . . . . . . . . . . . . . . . . 5
      3.  No Operating Profit. . . . . . . . . . . . . . . . . . . . 6
      4.  Need for Operating Capital . . . . . . . . . . . . . . . . 6
      5.  Limitation of Liability of  Directors. . . . . . . . . . . 6
      6.  Speculative Investment . . . . . . . . . . . . . . . . . . 6
      7.  Penny Stock Regulation . . . . . . . . . . . . . . . . . . 7
      8.  Reliance on Key Personnel. . . . . . . . . . . . . . . . . 7
      9.  Determination of Offering Price. . . . . . . . . . . . . . 7
     10.  No Foreseeable Dividends . . . . . . . . . . . . . . . . . 7
     11.  Management of Growth . . . . . . . . . . . . . . . . . . . 8
     12.  Best Efforts Offering. . . . . . . . . . . . . . . . . . . 8
     13.  No Public Market for Security. . . . . . . . . . . . . . . 8
     14.  Control By Existing Shareholders . . . . . . . . . . . . . 8
     15.  Our Ability to Implement Our Business Strategy . . . . . . 8
     16.  Change in Electronic Financial Credit and
		Payment Procedures . . . . . . . . . . . . . . . . . . . 9
     17.  Securities Market Factors. . . . . . . . . . . . . . . . . 9
     18.  Effect of Economy. . . . . . . . . . . . . . . . . . . . . 9
     19.  No Liability or Other Insurance. . . . . . . . . . . . . . 9
     20.  Competition. . . . . . . . . . . . . . . . . . . . . . . .10
     21.  No Assurances of Revenue or Operating Profits. . . . . . .10
     22.  Federal Income Tax Consequences. . . . . . . . . . . . . .10
     23.  Management . . . . . . . . . . . . . . . . . . . . . . . .10
     24.  Potential Conflicts of Interest. . . . . . . . . . . . . .10
     25.  Sales Force of Independent Contractors . . . . . . . . . .10
Item 4.   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .11
Item 5.   Determination of Offering Price. . . . . . . . . . . . . .12
Item 6.   Dilution . . . . . . . . . . . . . . . . . . . . . . . . .12
Item 7.   Selling Shareholders . . . . . . . . . . . . . . . . . . .13
Item 8.   Plan of Distribution . . . . . . . . . . . . . . . . . . .14
Item 9.   Legal Proceedings. . . . . . . . . . . . . . . . . . . . .16
Item 10.  Management . . . . . . . . . . . . . . . . . . . . . . . .17
Item 11.  Security Ownership of Certain Beneficial Owners
		and Management . . . . . . . . . . . . . . . . . . . . .19
Item 12.  Description of Securities. . . . . . . . . . . . . . . . .21
          Common Stock Eligible For Future Sale. . . . . . . . . . .21
Item 13.  Interest of Named Experts and Counsel. . . . . . . . . . .22
Item 14.  Disclosure of Commission Position on Indemnification
		for Securities Act Liabilities . . . . . . . . . . . . .22
Item 15.  Organization Within Last Five Years. . . . . . . . . . . .22
Item 16.  Description of Business. . . . . . . . . . . . . . . . . .23
Item 17.  Management's Discussion and Analysis of Financial
		Condition and Results of Operations. . . . . . . . . . .27
Item 18.  Description of Property. . . . . . . . . . . . . . . . . .28
Item 19.  Certain Relationships and Related Transactions . . . . . .28
Item 20.  Market for Common Equity and Related Shareholder
		Matters. . . . . . . . . . . . . . . . . . . . . . . . .29
Item 21.  Executive Compensation - Remuneration of Directors
		and Officers . . . . . . . . . . . . . . . . . . . . . .29
Item 22.  Financial Statements . . . . . . . . . . . . . . . . . . .30
Item 23.  Changes in and Disagreements with Accountants on
		Accounting and Financial Disclosure. . . . . . . . . . .30
	Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . .30
	Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .30
	Additional Information . . . . . . . . . . . . . . . . . . . .30

Index to Financial Statements. . . . . . . . . . . . . . . . . . . F-1

Alternative Page - Preliminary Prospectus. . . . . . . . . . . . . A-1

Part II - Information Not Required In Prospectus . . . . . . . . .II-1

Item 24.  Indemnification of Directors and Officers. . . . . . . .II-1
Item 25.  Other Expenses of Issuance and Distribution. . . . . . .II-2
Item 26.  Recent Sales of Unregistered Securities. . . . . . . . .II-2
Item 27.  Exhibit Index. . . . . . . . . . . . . . . . . . . . . .II-3
Item 28.  Undertakings . . . . . . . . . . . . . . . . . . . . . .II-4

Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . .II-5
Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . .II-5

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.
This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Preliminary Prospectus

           SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                    a New York corporation
      3,125,000 Shares of Common Stock at $1.50 Per Share
              ($.001 Par Value) consisting of
       2,000,000 Shares to be Sold by the Company and 1,125,000 Shares to be Sold by the Selling Shareholders (See below)

     Single Source Financial Services Corporation, a New York corporation (the "Company"), is offering to sell 2,000,000 shares of its common stock, $.001 par value (the "Common Stock") at $1.50 per share. The Company sells and leases various types of equipment to record electronic financial transactions, such as credit and debit card purchases, to merchants. The Company also offers access to electronic processing of such financial transactions. Prior to this offering, there has been no public market for the Common
Stock and there can be no assurance that any such market will develop in the future or that if developed, such a market will be maintained.

     The Company is offering to sell 2,000,000 shares of its Common Stock in a self-underwritten direct public offering through its directors, officers and other employees. There is no minimum purchase requirement. The offering will continue until November ___, 2001 or until all of the Common Stock offered by the Company has been sold.

     The initial offering price for the Common Stock has been determined by the Company's Management and does not necessarily relate to the Company's book value, net worth, financial condition or other established criteria of value. The Company will use the proceeds from its sales of the Common Stock primarily for working capital and to fund expansion. See "Use of Proceeds."

     The Common Stock has not been registered for sale by the Company under the securities laws of any state as of the date of this Prospectus. However, 10,999,133 shares of the Company's
Common Stock were issued pursuant to an exchange offer which commenced in October, 1994 under Rule 504. Pursuant to a subsequent six to one reverse stock split, these shareholders held 1,833,189 shares free of any restriction on transfer and resale. Nonetheless, brokers or dealers effecting transactions in the Common Stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

     THE SECURITIES OFFERED HEREBY ARE HIGHLY
SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK
AND SUBSTANTIAL DILUTION.  SEE "RISK FACTORS"
BEGINNING ON  PAGE 5 AND "DILUTION."

     NEITHER THE SECURITIES AND EXCHANGE
COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF
THESE SECURITIES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THE PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

     After the effective date of this registration, the Company intends to apply to participate on the Over-the-Counter Bulletin Board Electronic Quotation Service ("Bulletin Board") maintained by the National Association of Securities Dealers, Inc. ("NASD"). The
Company will also then be a reporting issuer subject to the reporting requirements established by the Securities and Exchange Commission, including, but not limited to, the filing of quarterly reports on Form 10Q and the filing of annual reports on Form 10K.

     The Registration Statement of which this Prospectus is a part also relates to the sale by certain selling shareholders (the "Selling Shareholders"), of an aggregate of 1,125,000 shares of Common
Stock. See "Selling Shareholders." Such securities offered by the Selling Shareholders are not part of the self-underwritten direct public offering of the Common Stock made by the Company. No portion of the proceeds from these sales by Selling Shareholders will belong to the Company.

          The date of this Prospectus is           , 2000

Item 3.   Summary Information and Risk Factors.

     THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO, AND SHOULD BE READ IN
CONJUNCTION WITH,  THE MORE DETAILED
INFORMATION APPEARING ELSEWHERE IN THIS
PROSPECTUS, WHICH CONTAINS MORE DETAILED
INFORMATION WITH RESPECT TO EACH OF THE
MATTERS SUMMARIZED IN THIS PROSPECTUS AS WELL
AS OTHER MATTERS NOT COVERED IN THE SUMMARY.
ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY
REVIEW THE ENTIRE CONTENTS OF THE PROSPECTUS
AND THE EXHIBITS ATTACHED HERETO, INDIVIDUALLY
AND WITH THEIR OWN TAX, LEGAL AND BUSINESS
ADVISORS. All share and per share information reflects a one share for every six share reverse stock split effective as of October 18, 2000.

     This Prospectus contains certain forward looking statements and information relating to the Company that are based on the beliefs of Management as well as assumptions made by, and information currently available to, the Company. When used in this Prospectus, the words "anticipate", "believe", "estimate", "expect", "will", "could", "may", and similar expressions are intended to identify forward looking statements but the absence of any word does not mean that the statement is not forward looking. Such statements reflect the current views of Management with respect to future events and are subject to certain risks, uncertainties, and assumptions, including those described under "Risks Factors" and elsewhere in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. In addition to the other information in this Prospectus, the above factors should be carefully considered in evaluating the Company and its business and before purchasing the securities offered hereby.

The Company:	Single Source Financial Services Corporation
			("Company") is a New York corporation formed on September 19, 1994. The Company's principal business address is 10780 Santa Monica Boulevard, Suite 240, Los Angeles, California 90025. The telephone number is (888) 262-1600.

Business of the	The Company intends to acquire several companies
Company:		in the financial services area.  On November 7,
			2000, the Company acquired Single Source Electronic Transactions, Inc. ("SSET"), a Nevada corporation. SSET is the Company's only acquisition to date and constitutes the Company's only operating business. SSET sells and leases to merchants various types of equipment used to record and to facilitate electronic financial transactions, such as credit and debit card purchases. However, where the merchant elects to lease the equipment, SSET sells the lease to an outside equipment leasing company. The Company offers a wide range of such electronic transaction equipment, including, without limitation, credit card processing equipment, debit card processing equipment, automated teller machines ("ATM"), smart cards, construction and maintenance of internet web sites, including electronic credit capabilities, and electronic check verification equipment. In addition, the Company attempts to offer access to the electronic processing of such transactions to its customers at the lowest available rate. For these reasons, the Company believes that its operation of SSET will become profitable over the next few months.

State of          The Company was incorporated under the name Ream
Organization of	Printing Paper Corp., pursuant to the laws of the
the Company:	State of New York, on September 19, 1994.  In
			November, 2000, the Company changed its name to Single Source Financial Services Corporation.

Securities		2,000,000 shares of the Common Stock are offered by
Offered by the	the Company at $1.50 per share in a self-underwritten
Company:		direct public offering.

Common Stock	Prior to the offering, there are 11,845,689 shares
Outstanding		of the Common Stock outstanding.  10,012,500 shares
Prior to		were used to acquire SSET.  These 10,012,500 shares
Offering:		are currently restricted.  The remaining 1,833,189
			shares resulted from a 1994 exchange offer effected under Rule 504 and a subsequent six for one stock split. These 1,833,189 shares have no restrictions on transfer or resale.

Securities		In the instant offering, the Company is offering for
Offered Herein:	sale 2,000,000 shares of its Common Stock at $1.50 per
			share. In addition, the Selling Shareholders are offering 1,125,000 shares of Common Stock at $1.50 per share. Such 1,125,000 shares are those received by such Selling Shareholders from their sale of SSET to the Company.

Sales by Selling	1,125,000 shares of the Common Stock have been
Shareholders:	registered pursuant to the Registration Statement of
			which this Prospectus forms a part for sale by the holders thereof ("Selling Shareholders"). Sales by the Selling Shareholders are not part of the offering being sold by the Company and the Company will not receive any proceeds from any sale of securities by the Selling Shareholders. The Selling Shareholders may effect sales of the Common Stock at prevailing prices or in transactions at negotiated prices or by gift or a combination thereof.

Use of Proceeds	The Company is selling 2,000,000 shares of its own
by the Company:	stock at $1.50 per share through a self-underwriting.
			In the event that the Company sells all the Common Stock which it has for sale, the Company will raise $3,000,000 in this offering. The Company intends to use the proceeds from such sales for working capital and to expand the Company's business. Such proceeds may also be used to acquire an appropriate financial services company in the event that such company becomes available to the Company. However, there can be no assurance as to the amount, if any, which the Company will be able to raise at this time and actual use of proceeds may vary.

Common Stock	Assuming that the Company sells all of its 2,000,000
Outstanding		shares, after the offering is complete, the Company
After Offering:	will have 13,845,689 shares of Common Stock which are
			issued and outstanding. 4,958,189 shares of such stock shall be unrestricted with respect to transfer and resale. In effect, such stock will be "free-trading".

Risk Factors:	Investment in the Common Stock involves a high degree
			of risk and immediate substantial dilution.  See
			"Risks Factors" and "Dilution".

                          RISK  FACTORS

     In addition to the other information provided in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing any of the Common Stock. A purchase of the Common Stock is speculative in nature and involves numerous risks. No purchase of the Common Stock should be made by any person who cannot afford to lose the entire amount of such investment.

     AS NOTED ABOVE, THIS PROSPECTUS SPECIFIES
FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES.  OUR ACTUAL RESULTS
MAY DIFFER MATERIALLY FROM THE RESULTS
DISCUSSED IN THE FORWARD-LOOKING STATEMENTS
AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE
SPECIFIED IN THE FOLLOWING RISK FACTORS AND
ELSEWHERE IN THIS PROSPECTUS.  PROSPECTIVE
PURCHASERS OF SHARES MUST BE PREPARED FOR THE
POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE
COMPANY.  THE ORDER IN WHICH THE FOLLOWING
RISK FACTORS ARE PRESENTED IS ARBITRARY, AND
PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT
CONCLUDE, BECAUSE OF THE ORDER OF
PRESENTATION OF THE FOLLOWING RISK FACTORS,
THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN
THE OTHER RISK FACTORS.

     1. Forward Looking Statements. Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will" or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on the Company's results of operations are the Company's lack of capital, the newness of the Company's business operations, and the cost and effectiveness of the Company's operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

     2. Limited Operating History. The Company has a limited operating history. Although the Company was formed in 1994, it has not operated any business during the past five years and its operation of SSET did not commence until November 7, 2000.
Thus, the Company has no operating history from which a prospective investor could judge the Company's operating efficiency or effectiveness. Furthermore, there is no history from which a prospective investor could determine the ability of management to properly operate the business. Furthermore, new businesses traditionally have difficulties in their operation since they come upon unforeseen problems, expenses, and delays.

     3.   No Operating Profit.  To date, neither the Company nor
SSET has ever generated a profit in its business operation.
Although Management believes that SSET will become profitable within the next 90 days, there can be no assurance that it will do so or that it will ever make a profit.

     4. Need For Operating Capital. The Company's plans for expansion require it to obtain significant operating capital over the next few years. The Company intends to acquire other companies similar to SSET and to acquire compatible financial services companies when, and if, such companies become available. As can be seen from the attached financials, both the Company and SSET have limited capital available to fund such transactions. Therefore, the Company will be dependent upon raising funds to accomplish these goals. In the event that the Company is able to raise $3,000,000 from the current offering and the Company is able to increase SSET revenue as it anticipates it can, such $3,000,000 should satisfy the Company's capital needs for the next year.
However, there can be no assurance that the Company will be able to raise the necessary funds or that it will be able to do so on terms acceptable to it. Likewise, many of the Company's competitors are better financed than the Company and are in a better position to take advantage of such acquisition opportunities than is the Company.

     5. Limitation of Liability of Directors and Officers. Article VI of the Articles of Incorporation of the Company and Article VI of the Company's Bylaws include provisions eliminating the personal liability of the directors and officers of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the Articles of Incorporation provide that the directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, bad faith, a knowing violation of law or a personal financial gain or other advantage.
The Bylaws provide that the directors and officers may have no personal liability unless finally adjudicated to be liable for negligence or misconduct in the performance of duty.

     DISCLOSURE OF OPINION OF SECURITIES AND
EXCHANGE COMMISSION REGARDING
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES:
INSOFAR AS INDEMNIFICATION FOR LIABILITIES
ARISING PURSUANT TO THE SECURITIES ACT OF 1933
MAY BE PERMITTED TO DIRECTORS, OFFICERS OR
PERSONS CONTROLLING THE COMPANY PURSUANT TO
THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN
INFORMED THAT IN THE OPINION OF THE SECURITIES
AND EXCHANGE COMMISSION THAT SUCH
INDEMNIFICATION IS AGAINST PUBLIC POLICY AS
EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS,
THEREFORE, UNENFORCEABLE.

     6. Speculative Investment. Our business objectives must be considered speculative and there is no assurance that we will satisfy those objectives. No assurance can be given that the shareholders of the Company will realize a substantial return on their purchase of the Common Stock, or any return whatsoever, or that the shareholders of the Company will not lose their entire investment in the Company. For this reason, each prospective purchaser should read this Prospectus and all exhibits to this Prospectus carefully and should consult with that purchaser's attorney, business advisor, or investment advisor.

     7. Penny Stock Regulation. The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of the Company's Common Stock becomes subject to the penny stock rules, holders of that Common Stock may have difficulty selling that Common Stock.

     8. Reliance on Key Personnel. Our future success will depend in part on the services of our key personnel and, additionally, on our ability to identify, hire and retain additional qualified personnel. There is significant competition for qualified personnel in the areas of our activities, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy the staffing requirements of the Company. Failure to attract and retain key personnel could have a material adverse effect on the Company. We do not maintain key person life insurance on any of our key personnel.

     9. Determination of Offering Price. The Offering Price of the Common Stock was arbitrarily determined by Company
Management. Among the factors considered in determining the price of the Common Stock were Management's opinion of the prospects of the Company, the background of the Company, the results of the Company's short operating history and current conditions affecting the Company's business and operations.
However, the offering price does not bear any relationship to the Company's assets, earnings, book value, cash flow, or other generally accepted criteria of valuation.

     10. No Foreseeable Dividends. To date, the Company has never paid any dividends to its shareholders. Furthermore, the Company does not anticipate paying dividends on the Common
Stock in the foreseeable future; but, rather, the Company plans to retain earnings, if any, for the operation and expansion of the business of the Company.

     11. Management of Growth. With every newly organized corporation, it is important that the Company properly manage its plans for growth. To date, the Company has required, and is expected to continue to require, the full utilization of the Company's management, financial, and other resources, since the Company has not had adequate working capital. The Company's ability to expand its business effectively will depend on its ability to improve and expand its operations, including its financial and management information systems, and to recruit, train and manage executive staff and other employees. There can be no assurance that Management will be able to manage its growth effectively, and the failure to effectively manage growth may have a materially adverse effect on the Company's results of operations. Furthermore, there can be no assurance that the Company will experience any growth.

     12. Best Efforts Offering. The Company's offering of these securities is being done on a "best efforts" basis. Furthermore, no broker-dealer or other individual is anticipated to be assisting the Company in selling its stock. It is anticipated that the stock will be sold by the Company's officers and directors. Additionally, no individual firm or corporation has agreed to purchase any of the shares offered herein. No provision has been made to deposit any portion of the funds into escrow and all funds received by the Company will be delivered to the Company for immediate use in accordance with its "Use of Proceeds" Section of this Prospectus. Therefore, there can be no assurance as to the amount, if any, which will be raised by the Company.

     13. No Public Market for Securities. Prior to this Offering, there has been no public market for the Common Stock being offered hereby. There can be no assurance that such a public market will develop, even if this Offering were to prove successful, or that if a public market were to develop it will continue to be maintained. Therefore, there can be no assurance that an investor will be able to liquidate his/her investment in the Company's public stock if the investor should desire to do so.

     14. Control by Existing Shareholders. Our directors, officers and principal (greater than 5%) shareholders, taken as a group, together with their affiliates, beneficially own, in the aggregate, a majority of the Company's outstanding Common Stock. Certain principal shareholders are directors or executive officers of the Company and certain other company principals are related by blood to each other. As a result of such ownership, these shareholders may be able to exert significant influence, or even control, over matters requiring approval by the shareholders of the Company, including the election of directors.

     15. Our Ability to Implement our Business Strategy. Although we intend to pursue a strategy of aggressive marketing of our products and services and expansion of services to a growing customer base, implementation of this strategy will depend in large part on our ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products to our customers at competitive rates; (iii) obtain adequate financing on favorable terms to fund our business strategy; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate in the face of increasing competition. Our inability to obtain or maintain any or all of these factors could impair our ability to successfully implement our business strategy, which could have a material adverse effect on our results of operations and financial condition.

     16. Changes in Electronic Financial Credit and Payment Procedures. At the current time, there is substantial development in the manner in which consumers pay merchants for goods and services. In addition to credit cards, consumers use, inter alia, smart cards, debit cards, ATM machines, signature verification processes, and the internet. The Company's current business operations are based upon these changes in payment methodology.
For this reason, the Company offers through purchase and lease a wide variety of equipment which a merchant can use to obtain virtually instantaneous electronic payment for products and services sold to a consumer. In addition, the Company offers access to low rate processing services for such transactions. The Company believes that its wide variety of equipment and its low rate processing services makes it extremely competitive. However, the industry is rapidly changing and developing and the Company must keep abreast of such developments and changes as they occur if it is to remain competitive. Furthermore, the rapid development of the industry may cause certain products or services to become obsolete. There can be no assurance as to which services, if any, may become obsolete and what effect obsolescence will have on the Company.
Also, as the amount of national debt increases or decreases, federal and state governments may regulate this industry through the passage of new laws. Currently, only the banking aspects of this industry are regulated. There is no way to predict the effect that additional regulation would have upon the manner in which the Company does business.

     17. Securities Market Factors. There is currently no public market for the Company's Common Stock. Should there develop a market for the Company's Common Stock, the market price for the Company's Common Stock may be significantly affected by such factors as the Company's financial results, introduction of new services, competitive companies and products and general economic conditions. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility. During this period, market prices for many companies, particularly small and emerging growth companies, have experienced wide price fluctuations not necessarily related to the operating performance of such companies. The market price for the Company's Common
Stock may be affected by general stock market volatility. If a market does not develop for the Company's Common Stock, new investors and the Selling Shareholders may be required to retain their stock position in the Company for an indefinite period of time.

     18. Effect of Economy. The electronic financial transaction industry is dependent upon consumer purchase of goods from merchants. Management believes that the greater the volume of such consumer purchases, the greater will be the need for the products and services offered by the Company. In the event of a poor economy, not only will consumer purchases decrease, but merchants will be less willing to invest in new equipment to effect electronic transfers. Thus, a poor economy should have a material negative effect on the Company's operations and may make it impossible for the Company to proceed with its current plan of operations.

     19. No Liability or Other Insurance. Our business may expose us to potential liability risks that are inherent in the marketing of products. However, we do not currently have any liability insurance. Since products liability insurance is expensive, there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities.
Although we are attempting to become additional insureds on the policies of the manufacturers from whom we purchase equipment, there can be no assurance that we will be able to do so. In addition, the Company intends to obtain general liability insurance to cover the day to day risks of operating a business. Notwithstanding the foregoing, the Company intends to attempt to avoid activities which contain unacceptable liability exposure. Nonetheless, Management believes that the inability to obtain appropriate insurance could have a material adverse effect upon the business operations and growth and the Company's ability to expand the business.

     20. Competition. The Company is in a very competitive industry. The financial electronic transaction industry continues to undergo change and competition is intense and is expected to increase. There can be no assurance that competitors have not or will not succeed in developing techniques or procedures that are more attractive and/or easy to use and would, accordingly, render our products and services obsolete and noncompetitive.
Furthermore, much of our competition has substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do.

     21. No Assurances of Revenue or Operating Profits. To date, the Company has generated no revenue and neither the Company nor SSET has generated any profit. There can be no assurance that the Company will be able to develop or maintain consistent revenue sources or that the Company's operations will become profitable.

     22. Federal Income Tax Consequences. We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase or sale of the Common Stock. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the Common Stock. However, Management believes that any profit generated from the sale of the Common Stock in the Company will be treated as a long-term or short-term capital gain.

     23. Management. Except for Mr. Graham and Mr. Gifis, the current Company Management has only limited experience in the electronic reporting and processing of financial transactions. (See "Management"). This could prove to be detrimental to the Company's growth and success. Since success or failure of the Company depends to a large extent upon Management, their lack of experience and its effect on the Company's business could have a substantial adverse impact upon the Company's operations.

     24. Potential Conflicts of Interest. Company Management is, and will continue to be, involved in the management of businesses in addition to the business of the Company. Therefore, Management's time will not be devoted to the Company on a sole basis. There can be no assurance that due to other competing business interests, Management will be able to devote sufficient time to the Company's business although it intends to do so.

     Furthermore, Management may become involved in other businesses which compete for the business of the Company.
Although Management intends to operate in a fair and reasonable way with respect to business decisions affecting the Company, there can be no assurance that it will be able to do so.

     25. Sales Force of Independent Contractors. The Company operates from offices located in California and in other States using independent contractors for its sales force. There can be no assurance that the Company will be able to find sufficient numbers of independent contractors to keep the various offices operating or that the Company will be able to manage such independent contractors sufficiently to keep the offices operating at maximum efficiency and profitability. Therefore, the Company's ability to successfully hire and manage its sales force in the various states may have a material impact upon the financial success and growth of the Company. This is especially true as the number of offices in the various States increases.

Item 4.   Use of Proceeds.

     The net proceeds to the Company from the sale of the Common
Stock offered by it, assuming all the stock is sold, is estimated to be approximately $2,950,000 after deducting estimated offering costs and expenses of $50,000. The Company intends to sell its stock on a best efforts, self-underwritten basis through its officers, directors and employees. Therefore, it is not anticipated that any commission or finder's fee will be paid in connection with the Company's offering. However, the Company may elect to pay commissions or finder's fees to broker-dealers or finders to the extent permitted by law. On the other hand, the Company will not receive any proceeds from the sale of the Common Stock offered by the Selling
Shareholders.

     The net proceeds to the Company after deducting estimated Offering expenses of $50,000 is $1,450,000 if $1,500,000 is raised and $2,950,000 if $3,000,000 is raised. The Company intends to utilize the estimated net proceeds during the 12 month period following the Offering for various purposes. However, actual usage may vary from the following estimated usage.

     The following tables sets forth the estimated funds from the Offering and application of such funds assuming that $1,500,000 is raised and assuming that $3,000,000 is raised.

						$1,500,000		$3,000,000
	Allocation of Proceeds		  Raised  		  Raised

(1) Advertising and Marketing		$  200,000		$  200,000
(2) Acquisition of Complimentary
    	Electronic Transaction
	  Businesses			$  500,000		$1,500,000
(3) Repayment of SSET Debt to
	BAAMS					$  200,000		$  400,000
(4) Working Capital			$  500,000		$  800,000
(5) Offering Expenses			$   50,000		$   50,000

	Total					$1,450,000		$2,950,000

  The foregoing represents the Company's current estimate of its proposed use of the net proceeds of this Offering based upon the present state of its business, its operations and plans, current business conditions, and the Company's evaluation of the market for its products and services. Except for the partial repayment of the BAAMS notes, of approximately $200,000 to $400,000, Management will have broad discretion with respect to the expenditures of the substantial portion of the net proceeds of this Offering. In particular, Management will have broad discretion to allocate funds for working capital and for new acquisitions. Thus, conditions may develop which could cause Management to reallocate proceeds from the categories listed above, including changes in its marketing program, the ability of the Company to enter into agreements or arrangements with strategic partners and changes in government policy, none of which can be predicted with any degree of certainty. Furthermore, future events, including unforseen problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate, new technologies, competition, reimbursement policies or acquisition or joint venture opportunities, may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors.

  The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering, together with the proceeds from operations will be sufficient to satisfy its contemplated cash requirements of the Company for at least twelve months following the consummation of this Offering. The Company has no current arrangements with respect to, or sources of, additional financing. There can be no assurance that any such additional financing will be available to the Company on commercially reasonable terms, or at all.

  Pending utilization of the proceeds of this Offering, the Company may make temporary investments in bank certificates of deposit, prime commercial paper, United States Government obligations, investments in money-market funds or other similar short-term low-risk investments.

Item 5.   Determination of Offering Price.

  Management has considered the following factors to determine the offering price herein. In this regard, the Common Stock is not yet quoted on the OTC Bulletin Board or any other national securities exchange or automated quotation system and as such does not currently have an average bid or ask price. The offering price of the Common Stock was determined by the Company Management based upon its own evaluation of Company operations and Company potential. Such value has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because the Company has no significant operating history and has not generated any significant earnings to date, the offering price of the Common Stock is not based on past earnings, nor is the offering price of the Common Stock indicative of current market value for the assets owned by the Company.

Item 6.  Dilution.

  As of October 31, 2000, there were 1,833,189 shares of Common Stock issued and outstanding with a net tangible book value of ($2,685) or a net tangible book value of ($.00146) per share. On November 7, 2000, the Company purchased SSET for 10,057,500 shares of Common Stock a portion of which shares are being registered herein.

  The Company is registering 2,000,000 shares of Common Stock herein for sale by the Company at $1.50 per share. The Company is also registering at $1.50 per share 1,125,000 of the shares paid by the Company to acquire SSET. Thus, as of November 7, 2000, there are 11,845,689 shares of the Company's Common Stock issued and outstanding.

  Assuming that as of October 31, 2000, the Company had sold all of its 2,000,000 shares in the Offering at $1.50 per share, assuming that the Selling Shareholders had sold all of the 1,125,000 shares registered hereby at $1.50 per share, and assuming that the Company had obtained all the assets of SSET, there would be a total of 13,845,689 shares of Common Stock issued and outstanding with a net tangible book value of $2,947,315 or a net tangible book value of $.2128 per share. Assuming that all 3,125,000 shares registered hereby were sold, the purchasing shareholders would own 22.57% of the outstanding shares. The dilution to the purchasing stockholders would be $1.2872 per share or 85.81% per share based on a purchase price of $1.50 per share.

  Net tangible book value per share is obtained by subtracting from the total tangible assets the total liabilities and then dividing the sum by the total number of outstanding shares. Dilution is the difference between the public Offering price per share and the net tangible book value per share immediately after the Offering.

  The following Chart sets forth dilution.

Public Offering price per share			 $1.50

Net tangible book value per share
  as of October 31, 2000				($.00146)

Pro forma net tangible book value
  per share after Offering				 $.2128

Dilution per share to investors			 $1.2872

Gain per share to original shareholders		 $.2142

Item 7.  Selling Shareholders.

  The following table sets forth the number of shares of Common Stock which may be offered for sale from time to time by the Selling Shareholders. These shares of Common Stock constitute a part of the restricted Common Stock known to the Company to be beneficially owned by the Selling Shareholders. To the extent that they own any other restricted Common Stock or any unrestricted Common Stock, it shall be noted below. None of the Selling Shareholders have held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Shareholders had or have any material relationship with the Company.

Baki Arbria
20,487 Shares of Common Stock
In addition, Mr. Arbria holds 479,513 shares of restricted Common
Stock.

Brandon Becker
663,539 Shares of Common Stock
In addition, Mr. Becker holds 2,271,875 shares of restricted
Common Stock and 236,342 shares of additional unrestricted
Common Stock.  Mr. Becker is also the Vice President and a
Director of the Company.

Lorraine Dorsey
250,000 Shares of Common Stock

Arlene Rosenblatt
20,487 Shares of Common Stock
In addition, Ms. Rosenblatt holds 1,296,875 shares of restricted
Common Stock and 118,171 shares of additional unrestricted
Common Stock.  Ms. Rosenblatt is also a Director of the Company.

Michael Sock
20,487 Shares of Common Stock
In addition, Mr. Sock holds 361,342 shares of restricted Common
Stock and 118,171 shares of unrestricted Common Stock.

Harry L. Wilson
25,000 Shares of Common Stock
In addition, Mr. Wilson holds 225,000 shares of restricted Common
Stock and is the Secretary, the Treasurer, and a Director of the Company.

Item 8.   Plan of Distribution.

  This is a self-underwritten direct public offering of the Common Stock by the Company. Such an offering does not involve an underwriter. The shares of Common Stock are to be sold by the Company through directors, officers and other employees who will receive no commission or other compensation for the sales. Since such sales will be made on a best efforts basis, there can be no assurance as to the actual amount of shares which will be sold. Furthermore, there will be no escrow, and upon acceptance of any sale by the Company, all funds shall be given to the Company for its use in accordance with the Company's "Use of Proceeds" Chart. The sale of Common Stock securities will continue until the earlier of November ___, 2001, or all of the shares of such stock have been sold.

  The Selling Shareholders may from time to time sell all or a portion of their shares of Common Stock in the over-the-counter market, or on any other national securities exchange on which the Common Stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. These shares of Common Stock will not be sold in an underwritten public offering.
These shares of Common Stock may be sold directly or through brokers or dealers. The methods by which this Common Stock may be sold by the Selling Shareholders include: (a) a block trade
(which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers engaged by Selling
Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-deal commitment to such Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions
(which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to, or receive from, the purchasers of such shares commissions as described above.

  In connection with the distribution of their Common Stock , the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also sell the Common
Stock short and redeliver the Common stock to close out the short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares of Common Stock. The Selling Shareholders may also loan or pledge the shares of Common Stock to a broker-dealer and the broker-dealer may sell the Common
Stock so loaned or upon a default the broker-dealer may affect sales of the pledged shares. In addition to the foregoing, the Selling Shareholders may enter into, from time to time, other types of hedging transactions.

  The Selling Shareholders and any broker-dealers participating in the distributions of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of the Common Stock by the Selling Shareholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.

  The shares of restricted Common Stock may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after issuance, provided such date is at least 90 days after the date of this Prospectus.

  The Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Common Stock. There can be no assurance that the Selling Shareholders will sell any or all of the shares of Common Stock offered hereunder.

  Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares of Common stock offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, provisions of which may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

  We have advised the Selling Shareholders that, during such time as they may be engaged in a distribution of any of the shares of Common Stock the Company is registering by this Registration
Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Shareholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. The stabilizing transactions may cause the price of the Common Stock to be higher than it would otherwise be in the absence of these transactions. We have advised the Selling
Shareholders that stabilizing transactions permitted by Regulation
M allow bids to purchase the Common Stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Item 9.  Legal Proceedings.

  Except as described below, there are no legal actions pending against the Company nor are any such legal actions contemplated although from time to time, the Company may be party to various legal actions and complaints arising in the ordinary course of business.

  However, SSET and Michael Venni, the Manager of SSET's Los Angeles office, are named in a lawsuit entitled E-Commerce Processing, a California corporation v. Michael Venni and Single Source Electronics (sic) Transactions, Los Angeles Superior Court Case No. BC 237039. The case alleges that SSET wrongfully hired E-Commerce Processing ("ECI") staff from ECI, that SSET took
ECI trade secret information, leads, and customers, that SSET defamed ECI, and that SSET committed unfair competition. ECI seeks unspecified compensatory and punitive damages.

  SSET denies ECI's allegations and denies that it owes any amount to ECI. SSET also contends that ECI is interfering with its business by calling its staff in order to threaten and harass them and by defaming SSET. SSET is in the process of filing a cross-complaint against ECI for defamation, interference with prospective business advantage, and various other torts. SSET has no other actions pending.

Item 10.  Management.

  The directors and principal executive officers of the Company are as follows:

Name				Age		Position

Arnold F. Sock		46		President and Director

Brandon Becker		29		Vice President and Director

Harry L. Wilson		56		Secretary, Chief Financial
						Officer and Director
Pamela Becker		54		Director

Arlene Rosenblatt		66		Director

  Arnold F. Sock was elected a Director of the Company in July, 2000 and President in September, 2000. Since 1994 Mr. Sock has been a Consultant to various businesses regarding business, management, operations, accounting, financial and legal matters. He has also been an officer and/or director of various businesses.

  Mr. Sock currently serves in the following capacities with the following companies: Chairman of the Board and Secretary of Tax Debt Negotiators, Inc. (TDN) (a tax debt resolution firm) since December, 1998; President of Taxpayer Service Network, Inc.
(TSN) (an EAP provider offering tax and credit debt resolutions) since October, 1999; and Director and Secretary of TDN
Marketing Corporation (markets TDN and TSN products and services) since April, 2000.

  Prior to becoming President of the Company, Mr. Sock was a Director and President of Internet Business's International, Inc., a publicly traded company (OTC:BB: IBUI) from November, 1998 through August, 1999. Prior to that Mr. Sock was Director of Operations for Commercial Ventures, Inc., a real estate investment company from September, 1997 to September, 1998. For the four years prior to that Mr. Sock provided business consulting services to a wide variety of businesses.

  Mr. Sock teaches real estate law for the Construction Management Certificate program at California State University at Dominquez Hills as an Adjunct Professor. Mr. Sock has an Associate in Science degree in Business Administration and a Bachelor of Science degree in Accounting from Roger Williams University, a Juris Doctorate degree from the University of West Los Angeles and a Master of Laws in Taxation from Golden Gate University Law School. Mr. Sock is a member of the California State Bar.

  Brandon Becker was elected Vice President and a Director of the Company in September, 2000. Since 1998, Mr. Becker has been President of Los Angeles Commercial Investments, Inc., a business broker. Mr. Becker is also a Director of Tax Debt Negotiators, Inc., a corporation which provides assistance to persons with state and federal tax debt problems. From 1995 to 1998, Mr. Becker was the Manager of Venture Capital Investment Group, Inc., which assists businesses in resolving their debt problems. From 1991 to 1994, Mr. Becker was Executive Vice President for Concord
Business Investments, a business broker.  Mr. Becker attended
Santa Monica City College.  Brandon Becker is the son of Pamela
Becker.

  Harry L. Wilson was elected a Director of the Company in July, 2000 and Secretary and Chief Financial Officer in September,
2000. Since 1998, Mr. Wilson has been President and a Director of Tax Debt Negotiators, Inc., a corporation which provides assistance to persons with state and federal tax debt payment problems. From 1994 to 1998, Mr. Wilson was Director of Central Processing for Kaye Kotts, which negotiates the resolution of IRS collection matters. From 1997 to 1998, Mr. Wilson was Secretary/Treasurer of IRS Solutions, which provides assistance to persons with state and federal tax debt problems. Mr. Wilson holds a Bachelor of Arts degree from the University of California at Santa Barbara and an MBA from Pepperdine University.

  Pamela Becker was elected a Director of the Company in July, 2000. Since 1991, Mrs. Becker has been the Escrow Officer/Manager of Vera's Escrow and its predecessor First City Escrow. Prior to 1991, Mrs. Becker owned and operated various businesses including a Burger King franchise and several hotels. Mrs. Becker attended the University of California at Berkeley and Boston University. Mrs. Becker is the mother of Brandon Becker.

  Arlene Rosenblatt was elected a Director of the Company in July, 2000. Mrs. Rosenblatt is a Consultant to small businesses regarding computer-related problems. Mrs. Rosenblatt is also a retired Certified High School Teacher with additional training for certification in business organizations, computers and math. Mrs. Rosenblatt is active with and has served as President of various community organizations which have an emphasis in business management and cost control. Mrs. Rosenblatt has a Bachelor of Science degree from the University of California at Los Angeles.

  Additionally, it is anticipated that Messrs. William Graham and Arnold Sock will serve as executive officers of SSET as it continues operations. It is anticipated that Mr. Graham will become the president and Mr. Arnold Sock will become the Secretary and Treasurer of SSET. It is anticipated that Mr. Melvin Gifis will remain as National Sales Manager of SSET.

  William Graham, 58, was the President of SSET from its formation in 1998 until it was acquired by the Company. From
1995 until SSET began operating in January, 2000, Mr. Graham was an independent sales officer for 1st National Processing and 1st National Bankcard of Simi Valley, California, one of the largest independent processors for credit card transactions in the United States. Previous to that, Mr. Graham was Vice President and National Trainer for T.V. Fanfare, an advertising firm, for which Mr. Graham worked off and on for 22 years. Mr. Graham has been involved in direct sales for his entire career.

  Melvin Gifis, 57, became employed by SSET in December 1999 as National Sales Manager. Prior to that time Mr. Grifis was employed by Aamco Transmissions, Inc., as a Consultant to its franchisees. Mr. Gifis has worked in the automotive industry for more than 25 years and has held senior management positions with various franchisees of General Motors, Ford Motor Company and Aamco Transmissions, Inc. Mr. Gifis attended Pasadena City College.

  Additionally, it is anticipated that Mr. Sock, Mr. Becker, Ms.
Becker, Mr. Wilson and Ms. Rosenblatt will continue to serve as the directors of SSET.

Item 11.  Security Ownership of Certain Beneficial Owners and
		Management.

  The following tables set forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 7, 2000, by each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each of the Company's directors and named executive officers, and all directors and executive officers of the Company as a group. On November 7, 2000, there were 11,845,689 shares of Common Stock issued and outstanding.

  (a)     Security Ownership of Certain Beneficial Owners.

  As of November 7, 2000, the following shareholders held more than 5% of the issued and outstanding Common Stock of the
Company:

			Name and Address of	    Amount and Nature of    Percent of
Title of Case	  Beneficial Owner 	    Beneficial Ownership      Class

Common		Brandon Becker
			10780 Santa Monica Blvd.	3,171,756 shares
			Santa Monica, CA 90025		direct ownership		22.90%

Common		Kendra Becker
			10780 Santa Monica Blvd.	918,171 shares
			Santa Monica, CA 90025		direct ownership		 6.63%

Common		Pamela Becker
			10780 Santa Monica Blvd.	935,533 shares
			Santa Monica, CA 90025		direct ownership		 6.75%

Common		Arlene Rosenblatt
			10780 Santa Monica Blvd.	1,435,533 shares
			Santa Monica, CA 90025		direct ownership		10.36%

Common		Julie Rosenblatt
			10780 Santa Monica Blvd.	918,171 shares
			Santa Monica, CA 90025		direct ownership		 6.63%

Common		Arnold F. Sock
			10780 Santa Monica Blvd.	1,421,875 shares
			Santa Monica, CA 90025		direct ownership		10.26%

  (b)     Security Ownership by Management.

  As of November 7, 2000, the following table shows the amount of Common Stock beneficially held by Management:

			Name and Address of	    Amount and Nature of    Percent of
Title of Class	  Beneficial Owner 	    Beneficial Ownership      Class

Common		Brandon Becker
			10780 Santa Monica Blvd.	3,171,756 shares
			Santa Monica, CA 90025		direct ownership		22.90%

Common		Pamela Becker
			10780 Santa Monica Blvd.	935,533 shares
			Santa Monica, CA 90025		direct ownership		 6.75%

Common		Arlene Rosenblatt
			10780 Santa Monica Blvd.	1,435,533 shares
			Santa Monica, CA 90025		direct ownership		10.36%

Common		Arnold F. Sock
			10780 Santa Monica Blvd.	1,421,875 shares
			Santa Monica, CA 90025		direct ownership		10.26%

Common		Harry L. Wilson
			10780 Santa Monica Blvd.	250,000 shares
			Santa Monica, CA 90025		direct ownership		 1.80%

Common		Officers and Directors		7,214,697 shares
			Taken as a Whole			direct ownership		52.10%

  Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's
Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's Common Stock indicated as beneficially owned by them.

  (c)     Changes in Control.

  Management of the Company is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Section 228.403(c) of Regulation S-B.

Item 12.  Description of Securities.

  The Company is authorized to issue 100,000,000 shares of Common Stock, $.001 par value, with each share of Common
Stock having equal rights, including voting privileges. The holders of the Company's Common Stock are entitled to one vote for each share of record and each fractional share shall be entitled to a corresponding fractional vote, on all matters to be voted on by shareholders. There is no cumulative voting.

  The holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of Common
Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's Common Stock.

  Holders of the shares of the Company's Common Stock have no preemptive rights. All of the outstanding shares of the Company's Common Stock are duly authorized, validly issued, fully paid and non-assessable.

  Dividend Policy. Any payment of dividends will be at the sole and absolute discretion of the Company's Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any such dividends may be paid in cash, property or shares of the Company's Common
Stock. The Company has not paid any dividends since its formation, and it is not probable that any dividends on the Company's $.001 par value Common Stock will be declared at any time in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors, and will depend upon, among other things, the operating and financial condition of the Company, the Company's capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the Company's $.001 par value Common
Stock will be paid in the future.

                 COMMON STOCK ELIGIBLE FOR FUTURE SALE.

  If the Company's shareholders sell substantial amounts of the Common Stock in the public market following this offering, the prevailing market price of the Common Stock could decline, as well as the Company's ability to raise equity capital in the future. Upon the closing of this offering and assuming all shares of Common
Stock available for sale herein are sold, the Company will have outstanding an aggregate of 13,845,689 shares of Common Stock (including the Common Stock being offered herein). All of the Common Stock sold in this offering will be freely tradeable without restriction and other shares of the Company's Common Stock will be eligible for sale in the public market as follows:

 Number
of Shares	Nature of Shares			When Available For Sale

1,833,189	Common Stock Acquired		Stock is currently
		through a 1994 Exchange		freely tradeable without
		Offer Promulgated Under		restriction on transfer
		Rule 504 which was		or resale.
		completed in 1995

Item 13.  Interest of Named Experts and Counsel.

  No "expert", as that term is defined pursuant to Section
228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company, at any time prior to the filing of this Registration Statement.
Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

  IN THE OPINION OF THE SECURITIES AND EXCHANGE
COMMISSION, INDEMNIFICATION FOR LIABILITIES
ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS
CONTRARY TO PUBLIC POLICY AND, THEREFORE,
UNENFORCEABLE.

Item 15.  Organization Within Last Five Years.

  On November 7, 2000, the Company purchased 100% of the issued and outstanding stock of SSET for 10,012,500 shares of restricted Common Stock in the Company. The acquisition was made in order to permit the Company to acquire the financial electronic transaction business of SSET. The Company's stock was distributed to the shareholders of SSET on a pro rata basis. For a breakdown of such stock, please see the chart contained below:

Name of Shareholder		Number of Shares of SSFS Common Stock

(a)  Baki Arbria					  500,000
(b)  Brandon Becker				2,935,414
(c)  Kendra Becker				  800,000
(d)  Martin Becker				  200,000
(e)  Pamela Becker				  817,362
(f)  Lorraine Dorsey				  250,000
(g)  Mara Gorodezky				  125,000
(h)  Arlene Rosenblatt				1,317,362
(i)  Julie Rosenblatt				  800,000
(j)  Sid Rosenblatt				  200,000
(k)  Arnold F. Sock, Esq.			1,303,704
(l)  Leona Sock					  131,829
(m)  Michael Sock					  381,829
(n)  Harry L. Wilson			        250,000
						     10,012,500

  In this regard, it should be noted that Brandon Becker, Kendra Becker, Martin Becker, and Pamela Becker are immediate family members. It should also be noted that Sid Rosenblatt, Julie Rosenblatt and Arlene Rosenblatt are immediate family members. Arnold F. Sock, Michael Sock, and Leona Sock are also immediate family members.

  The Company has no parent companies and other than SSET, the Company has no subsidiaries.

  Additional information about certain relationships and related transactions is provided more completely under the portion of this Prospectus entitled "Certain Relationships and Related
Transactions" at Item 19 below.

Item 16.  Description of Business.

  (a)     Business Development.

  Single Source Financial Services Corporation is a New York corporation which was incorporated on September 19, 1994 under the name Ream Printing Paper Corp. On October 18, 2000, the Board of Directors voted to change the name of the corporation to Single Source Financial Services Corporation which name change took place in November, 2000.

  The Company has never been in bankruptcy, receivership, or any similar proceeding.

  On November 7, 2000, the Company acquired Single Source
Electronic Transactions, Inc., a Nevada corporation ("SSET") for
10,057,500 shares of Common Stock in the Company. Prior to the acquisition, the Company had not engaged in any business for a number of years.

  SSET was formed in January, 1998, and commenced operation in California in January, 2000. Although the Company has operated, to date, at a loss, SSET's business has expanded and Management believes that SSET will become profitable after approximately two or three months due to the continued expansion of the business in sales volume and geographic coverage.

  The purchase of SSET was a material acquisition by the Company and constitutes the initial business which the Company intends to acquire. Based upon such acquisition, the Company sells and leases all types of financial electronic transaction equipment to merchants and offers the merchants access to electronic processing of such transactions. In the event that the merchant elects to acquire the equipment through a lease transaction, SSET sells the lease to an equipment leasing company at a discounted rate. Although SSET has been operating since January, 2000, the Company has been involved in the operation of the SSET business for less than a week.

  Based upon the SSET acquisition, the Company has acquired 7 offices located in Los Angeles, California, Mission Hills, California, Irvine, California, San Diego, California, Houston, Texas, Providence, Rhode Island, and Denver, Colorado. The Company has also acquired an independent contractor who is selling for the Company in Florida. Thus, as a result of the acquisition, the Company currently has approximately twenty-five employees who are managers and administrative personnel responsible for the individual offices and the Company as a whole and approximately seventy independent contractors who are responsible for selling the Company's products directly to individual merchants. The independent contractors are commissioned while the Company's employees are salaried. As of this time, the Company is considering closing of its Mission Hills office and has hired a new Florida independent contractor to replace the former independent contractor who was let go.

  The Company operates as an independent sales organization. The term "independent sales organization" means that the Company does not have a formal relationship with any specific processor. This is the first and only business which the Company has operated during the past three years.

  (b)     Business of Issuer.

  At the current time, the Company's exclusive business is the sale and lease of various types of financial electronic transaction equipment to merchants and the offer to merchants of access to electronic processing of such transactions. However, in those cases where a merchant elects to lease equipment, SSET sells the lease to
an equipment leasing company.   The Company offers processing
services through 1st National Processing, a third party processor. With respect to those accounts which the Company refers to 1st National Processing, the Company receives a small residual steam of payments from the processor. The payments constitute a small percentage of the business sent to the processor by those customers referred to the processor by the Company and is called a "residual".

  The Company operates by causing its independent contractors to contact merchants in order to sell or lease to the merchants equipment to perform financial electronic transactions such as credit and debit card transactions. At the current time, the Company has approximately 25 full-time employees and approximately 70 independent contractors. The Company carries a number of different brands of electronic transaction processing equipment and sells and leases the equipment at prices ranging from $500.00 to $2,500.00. The Company also offers electronic transaction processing services to the Company's equipment buyers or lessees through 1st National Processing in order to permit 1st National Processing to process the customer's electronic transactions.

  The Company offers a wide variety of electronic transaction processing equipment to merchants including, without limitation, credit card processing equipment, debit card processing equipment, smart cards, ATMs, electronic check verification services, and internet web sites capable of taking credit cards, debit cards, and checks. The Company also offers what it believes to be the lowest transaction processing fee available.

  Basically, such a credit or debit card transaction is done as follows: The card is swiped through a terminal at the merchant's facility and an amount of purchase is punched in. Thereafter the card and transaction information is electronically transmitted to a third party processor. The processor sends the information to a database network to verify that the card is not listed as stolen, lost, altered or otherwise invalid. If the card is valid, the third party processor then elects to process the transaction or forward it to a larger processor for processing. The election is made based on the transaction amount, type of merchant, and whether the card was used at the terminal or the card information was orally provided
(e.g., telephone order). Next, the processor contacts the card issuer's bank (issuing bank) to see if there is sufficient credit available on the card account to allow the transaction to be approved. If the transaction is approved the issuing bank sends the funds due to the processor's bank (settlement bank). The settlement bank then deducts the processor's fees, placing them in the processor's account, and forwards the balance to the merchant's bank (receiving bank). These transactions are almost instantaneous and allow for the prompt exchange of funds.

  Additionally, after the transactions is completed, a portion of the funds collected by the processor are paid to the independent sales offices as a residual. Although the residual per transaction is very small, due to a large number of transactions, the residual can increase in value substantially. For example, SSET's current residual is about 15% of the amount received by the processor.

  Since the Company has taken over the SSET business, there has been no publicly announced new product or service. Likewise, there is no major customer since the customer base is fairly broad. The business does not utilize raw materials. The business does purchase equipment for resale and lease and such equipment is readily available. The Company's major suppliers are CrossCheck, Inc. for check guarantee equipment, Talento for EFT Terminals, MAGTEK for MICR Check Readers, TASQ for ATMs, and similar dealers for other related equipment.

  The Company has no patents, trademarks, licenses, franchises, concessions, royalties or labor contracts. However, the Company intends to develop and trademark an appropriate corporate logo over the next few months.

  Although electronic transaction processing is regulated through the banking industry, the business in which the Company operates is not regulated by any governmental entity. The Company is aware of no environmental law issues in connection with the Company's operations.

  The Company is aware of no current attempts to impose governmental regulation on the Company's current business. Therefore, the Company is unable to predict in any meaningful way what regulation, if any, would be imposed and what effect it would have upon the Company. However, the Company Management believes that it would be able to comply with all such regulations and that to the extent such regulation caused certain companies to cease operations, it would improve the Company's competitive position.

  Although the electronic financial transaction industry is relatively new, it has generated a good deal of interest since it permits merchants to obtain prompt payment for their sales of goods and services at a relatively small price. As a result thereof, the business is very competitive and there are thousands of companies seeking to sell such services or to process such transactions. The Company believes that it has an edge over many of its competitors because it has an extremely wide variety of electronic transaction methods available to its customers and because it offers what Management believes to be the lowest transaction processing fees in the United States through 1st National Processing. The diversity in transaction processing methods is important since it permits customers to purchase all of its electronic financial transaction equipment needs from a single seller.

  (c)     Reports to Security Holders.

  As of this time the Company is not required to deliver any annual reports to its security holders. However, commencing on October 31, 2001, the Company intends to do so voluntarily. Management currently intends that such reports will include audited financial statements.

  The Company is not yet a reporting company. However, after this Registration becomes effective, the Company intends to file the required quarterly and annual reports.

  The Company's web site is located at www.ssetonline.com. This web site explains the services currently offered by the Company.
Its toll free telephone number is (888) 262-1600.

Item 17.  Management's Discussion and Analysis of Financial
		Condition and Results of Operations

  (a)     Plan of Operation.

  During the next 12 months, the Company intends to expand its current operations by the opening and development of new offices in various additional parts of the United States. In order to open a new office, the Company must lease space, hire and train management for the office and hire and train independent contractors to sell the Company's products to merchants. The
Company believes that the cost of opening an office is approximately $25,000 to $50,000. This includes maintaining a small inventory of equipment and waiting for the generation of sales after the office is opened. It is anticipated that as each office is open, the Company will add 2 to 5 management employees and 5 to 15 independent contractor salesmen. This cost can be minimized by hiring experienced management and sales staff in the various locations where the Company desires to open. The Company hopes to open an additional 10 to 20 offices over the next 12 month period. It is anticipated that if the Company sells the 2,000,000 shares registered hereby the Company should have more than ample liquidity along with business revenue to operate the business.

  Absent the development of a new electronic transaction modality, the Company does not anticipate adding any new products to those currently offered. However, depending upon customer demand, the Company may add additional brands of equipment to those which it currently sells.

  The Company does not anticipate adding any significant plant or equipment. Nor does the Company anticipate engaging in any product research and development.

  However, the Company is currently considering the acquisition of an electronic transaction processor. The Company believes that the acquisition of a processor will enable the Company to maximize the income from those merchants which it signs for processing. Management also believes that it can acquire a small to mid-size processor for Company stock and approximately $1,000,000 in cash depending upon the processor. This will enable the Company to obtain income from processing transactions which can be referred to the Company's processor by independent sales offices in addition to those owned by the Company. However, there can be no assurance that such an acquisition will occur during the next 12 months or at all.

  In addition, the Company would also consider the acquisition of any other complimentary financial services business which may be presented to the Company. However, there can be no assurance that such a business opportunity will be presented to the Company or that if such an opportunity is presented to the Company, the Company will be able to acquire such a business on terms acceptable to it.

  (b)     Management's Discussion and Analysis of Financial
		Condition and Results of Operations.

  During the past 2 years, the Company has had no business operations and there have been no changes in its financial condition until November 7, 2000. On November 7, 2000, the Company acquired SSET for 10,057,500 shares of its Common Stock.
However, the Company has not operated SSET for a sufficient time to enable it to present a meaningful analysis of those issues presented for discussion herein.

  However, Management currently believes that the Company will have 3 sources of funds available to it during the next 12 months. First, the Company should generate profit from its sales and leasing of electronic transaction equipment. Second, the Company should generate income from its residual steam. Third, the Company should generate capital from its sale of the stock registered herein.

  One trend which Management believes will impact liquidity is that as a number of customers referred to 1st National Processing increases, so will the amount of residuals received by the Company on a monthly basis. Additionally, although Management believes that SSET will continue to expand its operations and increase its revenue under the Company, there is uncertainty since the Company has only been involved with SSET for a very short time.

  The Company has no material commitments. Although the Company anticipates that it will expand and that it may acquire other businesses, there are no existing commitments that require it to do so.

  Although the Company's business is not seasonal in nature, the residuals tend to be larger during the holiday season because there are a greater number of consumer transactions.

Item 18.  Description of Property.

  The Company does not own any real estate or any other significant property. However, the Company does lease the following offices:

  1.	Los Angeles Office, 10780 Santa Monica Blvd., Suite 240,
	Los Angeles, California 90025;

  2.	San Diego Office, 11440 West Bernardo Court, Suite 30,
	San Diego, California 92127;

  3.	Mission Hills Office, 15545 Devonshire Street, Suite 200,
	Mission Hills, California 91345;

  4.	Orange County Office, 17900 Skypark Circle, Suite 230,
	Irvine, California 92614;

  5.	Rhode Island Office, One Davol Square, Suite 9,
	Providence, Rhode Island 02903;

  6.	Denver Office, 707 Seventeenth Street, Suite 2972, Denver,
	Colorado 80202; and

  7.	Houston Office, 1000 F.M. Road, Suite 206, Houston,
	Texas 77090.

Item 19.  Certain Relationships and Related Transactions.

  On November 7, 2000, the Company purchased 100% of the issued and outstanding stock of SSET for 10,057,500 shares of restricted Common Stock in the Company. The acquisition was made in order to permit the Company to acquire the financial electronic transaction business of SSET for the Company. The
Company's stock was distributed to the shareholders of SSET on a pro rata basis. For a breakdown of such stock, please see the chart contained in response to Item 15.

  In this regard, it should be noted that Brandon Becker, Kendra Becker, Martin Becker, and Pamela Becker are immediate family members. It should also be noted that Sid Rosenblatt, Julie Rosenblatt and Arlene Rosenblatt are immediate family members. Arnold F. Sock, Esq., Michael Sock, and Leona Sock are also immediate family members.

Item 20.  Market for Common Equity and Related Stockholder
		Matters.

  (a)     Market Information.

  The Company's Common Stock is not currently being traded on any public trading market or markets. The Common Stock is the only class of security issued by the Company.

  At the current time, there are 1,833,189 issued and outstanding shares of Common Stock which have no restriction on transfer or resale in accordance with a Rule 504 reorganization. Through this offering, the Company proposes to register 1,125,000 shares of Common Stock in the hands of certain investors. The Company also proposes to register 2,000,000 shares of the Company's own stock for sale at $1.50 per share. Subject to the offering becoming effective and all shares available for purchase through this offering being provided, there will be 11,845,689 shares of Common Stock eligible for trading.

  The remaining 8,932,500 shares of Common Stock issued to acquire SSET is restricted stock. The restriction on the transfer of such stock may be removed in accordance with the safe harbor contained in Rule 144. Rule 144 provides that after the stock is held for one year, the shareholders may sell the greater of 1% of the issued and outstanding stock of the Company or the average number of shares sold per week over the past 3 weeks through a broker-assisted public transaction in each fiscal quarter. Moreover, this requires that the issuer be current in its required final reporting. The same number of shares may be sold in each succession quarter until the shareholder has sold all his stock. Furthermore, after the stock has been held for 2 years, all remaining stock of the shareholder may be sold unless the shareholder is an affiliate. Thus, within the next year, all of the 8,932,500 restricted shares will be eligible for sale under Rule 144.

  (b)     Holders.

  At the current time, there are approximately 1,400 shareholders of the Company's Common Stock.

  (c)     Dividends.

  To date, no cash dividends have been issued. It is not anticipated that any will be issued in the foreseeable future. Management is aware of no restriction on its ability to pay dividends on its Common Stock.

Item 21.  Executive Compensation - Remuneration of Directors and
		Officers.

  During the Company's last completed fiscal year, ended October
31, 2000, no compensation was awarded to, earned by or paid to the President or any other officer or director of the Company, although compensation may be paid in the future.

  Monetary compensation of $150,000 per year is to be paid to William Graham, President of SSET, the business acquired by the Company on November 7, 2000. Mr. Graham will also be paid the cost of leasing a 2000 Lincoln, the monthly cost of a cell phone and the cost of his health benefits. Monetary compensation of $93,000 per year is to be paid to Melvin Grifis, National Sales Manager.
The Company will also pay the monthly cost of a cell phone for Mr.
Grifis.

  The Company has not entered into any employment contracts or any compensatory plan or arrangement with its officers or the officers or other personnel of SSET.

Item 22.  Financial Statements.

  Index to Financial Statements and Financial Statements appear hereinafter.

Item 23.  Changes in and Disagreements with Accountants on
		Accounting and Financial Disclosure.

  There have been no changes in or disagreements with the Company's accountants as required to be disclosed pursuant to
Section 228.304 of Regulation S-B.

                        LEGAL MATTERS

  The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Washor
& Associates, Los Angeles, California.

                           EXPERTS

  The financial statements of the Company for the fiscal year ended October 31, 1999 appearing in this Prospectus and Registration Statement have been included herein in reliance on the report of Rotenberg & Company, LLP, Certified Public Accountants, given on the authority of that firm as experts in accounting and auditing.

                    ADDITIONAL INFORMATION

  The Company will be subject to certain informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 or at regional offices of the Commission at Northwestern Atrium Center, 500 West Madison
Street, Chicago, Illinois 60661 and Seven World Trade Center,
New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C.
20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

  A Registration Statement on Form SB-2 relating to the securities offered hereby has been filed by the Company with the Commission. The Prospectus does not contain all of the information set forth in such Registration Statement. For further information with respect to the Company and to the securities offered hereby, reference is made to such Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the content of any contract or other document referred to in this Prospectus are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

             SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                 (formerly REAM PRINTING PAPER CORP.)

                    INDEX TO FINANCIAL STATEMENTS

										Page

FISCAL YEAR ENDED OCTOBER 31, 1999

Table of Contents For Audited Financial Audited
Statements . . . . . . . . . . . . . . . . . . . . . . . . . F-2

Independent Auditor's Report . . . . . . . . . . . . . . . . F-3

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . F-4

Statement of Changes . . . . . . . . . . . . . . . . . . . . F-5

Statement of Operations. . . . . . . . . . . . . . . . . . . F-6

Statement of Cash Flows. . . . . . . . . . . . . . . . . . . F-7

FISCAL YEAR ENDED OCTOBER 31, 2000

Unaudited Balance Sheet. . . . . . . . . . . . . . . . . . . F-8

Unaudited Statement of Operations. . . . . . . . . . . . . . F-9

Unaudited Statement of Cash Flows. . . . . . . . . . . . . . F-11

SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.

Unaudited Balance Sheet. . . . . . . . . . . . . . . . . . . F-12

Unaudited Profit & Loss Statement. . . . . . . . . . . . . . F-14

Unaudited Statement of Cash Flows. . . . . . . . . . . . . . F-18

                    REAM PAPER PRINTING CORP.
                  (A Development Stage Company)
                    (A New York Corporation)
                      Rochester, New York

                       TABLE OF CONTENTS

Independent Auditor's Report . . . . . . . . . . . . . . . . F-3

Balance Sheet at October 31, 1999. . . . . . . . . . . . . . F-4

Statement of Changes in Stockholders' Deficit for the
  Period September 19, 1994 (Date of Inception) to
  October 31, 1999 . . . . . . . . . . . . . . . . . . . . . F-5

Statement of Operations for the Period September 19, 1994
  (Date of Inception) to October 31, 1999. . . . . . . . . . F-6

Statement of Cash Flows for the Period September 19, 1994
  (Date of Inception) to October 31, 1999. . . . . . . . . . F-7

Notes to Financial Statements. . . . . . . . . . . . . . . . F-11

                         [Letterhead]

ROTENBERG & COMPANY, LLP
Certified Public Accountants and Consultants
Member of Summit International Associates, Inc.

     INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Ream Paper Printing Corp.
Rochester, New York

  We have audited the accompanying balance sheet of Ream Paper Printing Corp. (A Development Stage Company) (A New York Corporation) as of October 31, 1999, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period September 19, 1994 (date of inception) to October 31,
1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ream Paper Printing Corp. as of October 31, 1999, and the results of its operations and its cash flows for the period September 19, 1994
(date of inception) to October 31, 1999, in conformity with generally accepted accounting principles.

Rochester, New York
  November 2, 1999

	ROCHESTER						BUFFALO
500 First Federal Plaza				50 Dyke Road,
Rochester, NY 14614				West Seneca, NY 14224
Tel (716) 546-1158				Tel (716) 675-4412
Fax (716) 546-2943				Fax (716) 675-7670
			Email: cpa@rotenbergllp.com

                    REAM PAPER PRINTING CORP.
                  (A Development Stage Company)
                    (A New York Corporation)
                      Rochester, New York

		    BALANCE SHEET AT OCTOBER 31, 1999

					ASSETS

Current Assets								$    ---

						Total Assets		$    ---

Liabilities
  Accrued Franchise Tax and Filing Fees				$  1,515
  Accrued Penalties and Interest					$  1,170

						Total Liabilities		$  2,685

Stockholders' Deficit
  Common Stock:  $.001 Par; 20,000,000 Shares Authorized,
                 10,999,133 Shares Issued and Outstanding	  10,999
  Deficit Accumulated During Development Stage			 (13,684)

					Total Stockholders' Deficit	$ (2,685)

		Total Liabilities and Stockholders' Deficit	$    ---

The accompanying notes are an integral part of this financial statement.

                    REAM PAPER PRINTING CORP.
                  (A Development Stage Company)
                    (A New York Corporation)
                      Rochester, New York

      STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT FOR THE PERIOD
       SEPTEMBER 19, 1994 (DATE OF INCEPTION) TO OCTOBER 31, 1999

					 Number	   Par	Common			Stockholders'
					of Shares	  Value	 Stock	Deficit	   Deficit

Balance - September 19, 1994		---	$	---	$	---	$	___	  $   ---

Common Stock Issued		10,999,133		001	10,999		---	     10,999

Net Loss for the Period
 September 19, 1994
 to October 31, 1999		       ---	       ---	      --- 	 (13,684)	    (13,684)

Balance - October 31, 1999	10,999,133	$	.001	$  10,999	$(13,684)	   $ (2,685)

The accompanying notes are an integral part of this financial statement.

                    REAM PAPER PRINTING CORP.
                  (A Development Stage Company)
                    (A New York Corporation)
                      Rochester, New York

               STATEMENT OF OPERATIONS FOR THE PERIOD
      SEPTEMBER 19, 1994 (DATE OF INCEPTION) TO OCTOBER 31, 1999
2122:
Revenues									$    ---

Expenses
  Organizational Costs							$(10,999)
  Franchise Taxes and Filing Fees					  (2,685)

Net Loss for the Period							$(13,684)

The accompanying notes are an integral part of this financial statement.

                    REAM PAPER PRINTING CORP.
                  (A Development Stage Company)
                    (A New York Corporation)
                      Rochester, New York

             STATEMENT OF CASH FLOWS FOR THE PERIOD
   SEPTEMBER 19, 1994 (DATE OF INCEPTION) TO OCTOBER 31, 1999

Cash Flows from Operating Activities
  Net Loss for the Period						$(13,684)
  Non-Cash Adjustments
    Organizational Costs						  10,999
  Changes in Assets and Liabilities:
     Franchise Taxes and Filing Fees				   2,685

     Net Cash Flows from Operating Activities			$     --

Cash Flows from Investing Activities				$     --

Cash Flows from Financing Activities				$     --

Net Increase in Cash and Cash Equivalents				$     --

Cash and Cash Equivalents - Beginning of Period			$     --

Cash and Cash Equivalents - End of Period				$     --

                    NON-CASH FINANCING ACTIVITIES

Organization Costs							$(10,999)
Common Stock Issued							  10,999

										$     --

The accompanying notes are an integral part of this financial statement.

                     REAM PAPER PRINTING CORP.
                  UNAUDITED FINANCIAL STATEMENTS

                BALANCE SHEET AT OCTOBER 31, 2000

                             ASSETS

Current Assets								$    -0-

                                   Total Current Assets	$    -0-

			LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Franchise Tax and Filing Fees						$    55

Stockholders' Deficit
Common Stock:  $.001 Par; 20,000,000 Shares Authorized  (1)
               10,999,133 Shares Issued and Outstanding (2)	  10,999
Accumulated Deficit							  (2,685)

					Total Stockholders' Deficit	$ (2,740)

		  Total Liabilities and Stockholders' Deficit	$     -0-

Footnotes Regarding Subsequent Events
 (1)	In November, 2000, the shares authorized were increased to
	100,000,000, $.001 Par.
 (2)	On October 20, 2000, a 1 for 6 reverse split took effect
	making the Issued and Outstanding Shares 1,833,189.

                   REAM PAPER PRINTING CORP.
                UNAUDITED FINANCIAL STATEMENTS

   STATEMENT OF OPERATIONS FOR THE YEAR ENDED OCTOBER 31, 2000

Revenues									$    -0-

Expenses									$     55

Net Loss for the Period							$    (55)

                   REAM PAPER PRINTING CORP.
                UNAUDITED FINANCIAL STATEMENTS

   STATEMENT OF CASH FLOWS FOR THE YEAR ENDED OCTOBER 31, 2000

Cash Flows from Operating Activities
Net Loss for the Period							$    (55)
Non-Cash Adjustments							$     -0-

Net Cash Flows from Operating Activities				 ________
										$    (55)

Cash Flows from Investing Activities				$     -0-

Cash Flows from Financing Activities				$     -0-

Cash Flows from Stockholder Payment of Corporate Liability	$     55

Net Increase in Cash and Cash Equivalents				$     -0-

Cash and Cash Equivalents - Beginning of the Period		$     -0-

Cash and Cash Equivalents - End of the Period			$     -0-

                    REAM PAPER PRINTING CORP.
                  (A Development Stage Company)
                    (A New York Corporation)
                      Rochester, New York

                  NOTES TO FINANCIAL STATEMENTS

Note A -  Summary of Significant Accounting Policies
       Method of Accounting
     The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

Note B - Scope of Business
     Ream Paper Printing Corp. ("The Company") was formed in
September, 1994, under the laws of the State of New York.  The
Company was dormant until October, 1999, when it was determined to commence its business of being a paper printing supply company.

Note C - Organizational Expenses
     Organizational expenses represent management, consulting, legal accounting, and filing fees, incurred to date in the formation of the Company. Organizational costs are expensed as incurred per Statement of Position 98-5 on Reporting on the costs of start-up activities.

Note D - New York State Franchise Taxes Payable and Accrued
     All corporations formed under New York State law, whether active or inactive, are subject to annual minimum New York State franchise taxes and filing fees. The Company has provided for these costs for the period September 19, 1994 through October 31, 1999. The Corporation was dissolved by proclamation by New York State for failure to pay New York State franchise taxes. The Company is in the process of filing and paying past due franchise taxes to get the Corporation reinstated.

Note E - Common Stock
     Since inception, the Company has had all of its organizational costs (See Note C and D paid by the shareholders. The shareholders paid $10,999 for these services for which they received 10,999,133 shares of the Company's commons stock.

11/16/00        SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.

					BALANCE SHEET
				  As of October 31, 2000

ASSETS
  Current Assets
    Checking/Savings
	Bank of America						    953.18
	BankOfAmericaBusiness					  4,947.99
	Compass Bank						 18,404.69
	Compass Bank-Operating Acc				  2,713.18
	First Regional Bank					  9,968.46
    Total Checking/Savings					 36,987.50

    Other Current Assets
	Advances							  4,220.00
	Draws								 38,819.67
	Loan - Beauchamp						 25,000.00
	Loan - Gamm							  5,000.00
	Loan - Poe							  1,750.00
	Loan - Unger						  3,000.00
	Loan - Officer						  8,000.00
	Other Loans							 12,662.03
    Total Other Current Assets				 98,451.70

  Total Current Assets						135,439.20

  Fixed Assets
	Furniture							    667.27
	Office Equipment						  3,725.77
  Total Fixed Assets						  4,393.04

  Other Assets
	Internet Name Registration				    151.91
	Rental Deposits						  4,008.00
  Total Other Assets						  4,159.91

TOTAL ASSETS							143,992.15

LIABILITIES & EQUITY
  Liabilities
    Current Liabilities,
	Other Current Liabilities
	  Sales Tax Payable					    200.00
    Total Current Liabilities					    200.00
    Long Term Liabilities
	  Loan - B.A.A.M.S.					516,000.00
    Total Long Term Liabilities				516,000.00
  Total Liabilities						516,200.00

  Equity
    Retained Earnings						  1,515.37
    Net Income						     -373,723.22
  Total Equity						     -372,207.85

TOTAL LIABILITIES & EQUITY					143,992.15

11/16/00        SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.

					PROFIT & LOSS
			 January 31 through October 31, 2000

Ordinary Income/Expense
    Income
	Sales								340,251.91
	Residual Payments Received				113,005.39
    Total Income							453,257.30

    Cost of Goods Sold
	Equipment							114,563.22
	Less: Ending Inventory					-33,627.00
	Equipment Cost						 80,936.22
	Payroll - Labor						  8,640.00
	Postage and Delivery					 20,996.04
    Total COGS							110,572.26

Gross Profit							342,685.04

    Expense
	Advertising							 39,344.69
	Advertising - Denver					    525.29
	Advertising - Los Angeles				  2,766.75
	Agent Bonus							  1,877.30
	Agent Commission - Los Angeles			  2,650.88
	Agent Fee Commission Mission Hil			  7,311.83
	Agent Fee Commission Texas				  5,932.28
	Agent Fee Commission - Ontario			    692.06
	Agent Fee Commission Denver				  7,454.29
	Agent Fee Commission Florida				  1,260.11
	Agent Fee Commission R.I.				  8,208.90
	Agent Fee\commissions					 79,472.97
	Auto Lease							  1,970.77
	Automobile Expense					    197.44
	Bank Service Charges					  1,618.80
	Commission							 23,860.19
	Credit Card							     63.80
	Denver Rent							  2,293.46
	Dues and Subscriptions					    221.00
	Employee Expense						    200.00
	Equipment Rental						  9,134.35
	Furniture Rental						    587.15
	Gifts								     45.00

	Insurance
	  Medical							  2,340.00
	Total Insurance						  2,340.00

	Internet							     19.95
	Leads								  3,877.19
	Licenses and Permits					    579.75
	Office Expense						 20,018.07
	Outside Services						  9,972.79
	Parking							    134.00
	Payroll - Gross						  1,500.00
	Payroll - Manager						 54,960.00
	Payroll - Office						132,168.65
	Payroll - Officer						105,682.20
	Payroll - Net Pay						  1,964.71
	Printing and Reproduction				  7,239.08

	Professional Fees
	  Accounting						  3,999.97
	  Legal Fees						    903.00
	  Professional Fees - Other				    737.13
	Total Professional Fees					  5,640.10

	Rent								 62,490.93
	Rent-Houston						  3,173.00

	Repairs
	  Equipment Repairs					  2,405.00
	  Repairs - Other						  2,929.90
	Total Repairs						  5,334.90

	Supplies
	  Office							     90.00
	  Supplies - Other					    736.34
	Total Supplies						    826.34

	Taxes
	  Local							  1,526.63
	  Payroll							 18,905.25
	  State Board						    842.00
	  Taxes - Other						    200.00
	Total Taxes							 21,473.88

	Telephone							 36,108.09
	Telephone Denver						    393.43
	Telephone R.I.						    315.50

	Travel & Ent
	  Meals							     75.00
	  Travel							  8,128.86
	  Travel & Ent - Other					 32,146.94
	Total Travel & Ent					 40,350.80

	Uncategorized						      0.00
	Uncategorized Expenses					      0.00

	Utilities
	  Water							  1,931.88
	  Utilities - Other					    223.71
	Total Utilities						  2,155.59

    Total Expense							716,408.26

  Net Ordinary Income					     -373,723.22

Net Income							     -373,723.22

11/16/00        SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.

                         STATEMENT OF CASH FLOWS
                     January through October 31, 2000

OPERATING ACTIVITIES
    Net Income							-373,723.22
    Adjustments to reconcile Net Income
    To net cash provided by operations:
	Advances							  -4,220.00
	Draw								 -38,819.67
	Loan - Beauchamp						 -25,000.00
	Loan - Gamm							  -5,000.00
	Loan - Poe							  -1,750.00
	Loan - Unger						  -3,000.00
	Loan Bill Graham						  -8,000.00
	Other Loans							 -12,662.03
	Loan from B.A.A.M.S.					 516,000.00
	Sales Tax Payable						    -200.00
  Net cash provided by Operating Activities		  43,625.08

INVESTING ACTIVITIES
    Furniture							    -667.27
    Office Equipment						  -3,725.77
    Internet name registration				    -151.91
    Rental Deposits						  -4,008.00
  Net cash provided by Investing Activities		  -8,552.95

  Net cash increase for period				  35,072.13

  Cash at beginning of period					   1,915.37

Cash at end of period						  36,987.50

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered by this Shares Prospectus, or an offer to sell or a solicitation of an offer to buy any security, by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

				TABLE OF CONTENTS
										Page
Summary Information and Risk Factors . . . . . . . . . . . . . 3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .11
Determination of Offering Price. . . . . . . . . . . . . . . .12
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Selling Shareholders . . . . . . . . . . . . . . . . . . . . .13
Plan of Distribution . . . . . . . . . . . . . . . . . . . . .14
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .16
Management . . . . . . . . . . . . . . . . . . . . . . . . . .17
Security Ownership of Certain Beneficial Owners
   and Management. . . . . . . . . . . . . . . . . . . . . . .19
Description of Securities. . . . . . . . . . . . . . . . . . .21
Interest of Named Experts and Counsel. . . . . . . . . . . . .22
Disclosure of Commission Position on
   Indemnification for Securities Act Liabilities. . . . . . .22
Organization Within Last Five Years. . . . . . . . . . . . . .22
Description of Business. . . . . . . . . . . . . . . . . . . .23
Management's Discussion and Analysis of
   Financial Condition and Results of Operations . . . . . . .27
Description of Property. . . . . . . . . . . . . . . . . . . .28
Certain Relationships and Related Transactions . . . . . . . .28
Market for Common Equity and Related
   Stockholder Matters . . . . . . . . . . . . . . . . . . . .29
Executive Compensation - Remuneration of
   Directors and Officers. . . . . . . . . . . . . . . . . . .29
Financial Statements . . . . . . . . . . . . . . . . . . . . .30
Changes in and Disagreements with Accountants
   on Accounting and Financial Disclosure. . . . . . . . . . .30
Indemnification of Directors and Officers. . . . . . . . . .II-1
Other Expenses of Issuance and Distribution. . . . . . . . .II-2
Recent Sales of Unregistered Securities. . . . . . . . . . .II-2
Exhibit List . . . . . . . . . . . . . . . . . . . . . . . .II-3
Undertakings . . . . . . . . . . . . . . . . . . . . . . . .II-4

Until _______, 2000 (___ days from the date of this Prospectus), all persons effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.

		SINGLE SOURCE FINANCIAL SERVICES CORPORATION
			2,000,000 Shares of Common Stock
				_______________________
					PROSPECTUS
				_______________________

				   ___________, 2000

									ALTERNATE PAGE
Preliminary Prospectus

		SINGLE SOURCE FINANCIAL SERVICES CORPORATION
				a New York corporation
		 1,125,000 Shares of $.001 Par Value Common
			     Stock at $1.50 Per Share

  This Prospectus relates to the sale or other disposition of outstanding shares of common stock, par value $.001 (the
"Common Stock"), of Single Source Financial Services
Corporation, a New York corporation (the "Company"), owned by certain selling shareholders (the "Selling Shareholders"). The
Company sells and leases various types of equipment to record electronic financial transactions, such as credit card and debit card purchases to merchants. The Company also offers access to electronic processing of such financial transactions.

  The Selling Shareholders acquired the Common Stock in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"). The Selling Shareholders may from time to time sell shares of the Common Stock on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Common Stock of the Selling Shareholders may be sold directly or through brokers or dealers. See "Plan of Distribution."

  The Registration Statement of which this Prospectus is a part also relates to a self-underwritten direct public offering (the "Offering") of 2,000,000 shares of the Common Stock by the Company.

  The Company will receive no part of the proceeds from the sale of the shares of the Common Stock owned by the Selling
Shareholders. All expenses of registration incurred in connection with this offering will be paid by the Company, but all selling and other expenses incurred by the Selling Shareholders will be paid by the Selling Shareholders. See "Selling Shareholders."

  The Selling Shareholders and any broker-dealers participating in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933
Act.

  The Common Stock has not been registered for sale by the Selling Shareholders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

  THE SECURITIES OFFERED HEREBY ARE HIGHLY
SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK
AND SUBSTANTIAL DILUTION.  SEE "RISK FACTORS"
BEGINNING ON  PAGE 5 AND "DILUTION."

  NEITHER THE SECURITIES AND EXCHANGE
COMMISSION   NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF
THESE SECURITIES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THE PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

  The date of this Prospectus is           , 2000
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered by this Shares Prospectus, or an offer to sell or a solicitation of an offer to buy any security, by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

				TABLE OF CONTENTS
										Page
Summary Information and Risk Factors . . . . . . . . . . . . . 3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .11
Determination of Offering Price. . . . . . . . . . . . . . . .12
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Selling Shareholders . . . . . . . . . . . . . . . . . . . . .13
Plan of Distribution . . . . . . . . . . . . . . . . . . . . .14
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .16
Management . . . . . . . . . . . . . . . . . . . . . . . . . .17
Security Ownership of Certain Beneficial Owners
   and Management. . . . . . . . . . . . . . . . . . . . . . .19
Description of Securities. . . . . . . . . . . . . . . . . . .21
Interest of Named Experts and Counsel. . . . . . . . . . . . .22
Disclosure of Commission Position on
   Indemnification for Securities Act Liabilities. . . . . . .22
Organization Within Last Five Years. . . . . . . . . . . . . .22
Description of Business. . . . . . . . . . . . . . . . . . . .23
Management's Discussion and Analysis of
   Financial Condition and Results of Operations . . . . . . .27
Description of Property. . . . . . . . . . . . . . . . . . . .28
Certain Relationships and Related Transactions . . . . . . . .28
Market for Common Equity and Related
   Stockholder Matters . . . . . . . . . . . . . . . . . . . .29
Executive Compensation - Remuneration of
   Directors and Officers. . . . . . . . . . . . . . . . . . .29
Financial Statements . . . . . . . . . . . . . . . . . . . . .30
Changes in and Disagreements with Accountants
   on Accounting and Financial Disclosure. . . . . . . . . . .30
Indemnification of Directors and Officers. . . . . . . . . .II-1
Other Expenses of Issuance and Distribution. . . . . . . . .II-2
Recent Sales of Unregistered Securities. . . . . . . . . . .II-2
Exhibit List . . . . . . . . . . . . . . . . . . . . . . . .II-3
Undertakings . . . . . . . . . . . . . . . . . . . . . . . .II-4

Until _______, 2000 (___ days from the date of this Prospectus), all persons effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.

		SINGLE SOURCE FINANCIAL SERVICES CORPORATION
			2,000,000 Shares of Common Stock
				_______________________
					PROSPECTUS
				_______________________

				   ___________, 2000

		PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

  Article Six of the Company's Articles of Incorporation eliminates the personal liability of the directors to the Company or its shareholders for damages for any breach of duty. Such personal liability is not eliminated if a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that he violated certain provisions of New York law. The provisions of New York establish director liability for voting for or concurring in the declaration of improper dividends, improper purchases of the Company's Common Stock, certain improper distributions of assets to shareholders and improper loans.

  Article Six of the Company's Bylaws provide that the Company will indemnify officers and directors except in relation to matters as to which they shall be finally adjudicated to be liable for for negligence or misconduct in the performance of duty.

  Indemnification Agreements. We anticipate entering into indemnification agreements with each of the Company's directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director or officer in connection with any criminal or civil action brought or threatened against such director or officer for being or having been an executive officer or director of the Company, to the extent allowed by applicable law and the charter documents.

  Director and Officer Liability Insurance. At some time in the future the Company may obtain director and officer liability insurance which could provide coverage against certain securities laws violations.

  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

  The Company will pay all expenses in connection with the registration of the Common Stock and no other expenses. The estimated expenses of issuance and distribution are set forth below.

Registration Fee			Approximately	$ 1,237.50
Legal Fees				Approximately	$35,000.00
Accounting Fees			Approximately	$ 7,000.00
Administrative Expenses		Approximately	$ 6,762.50
	Total							$50,000.00

Item 26.  Recent Sales of Unregistered Securities.

  During the past 3 years, the Company has only issued unregistered securities on one occasion. On November 7, 2000, the Company issued 10,012,500 shares of Common Stock for all of the issued and outstanding stock of Single Source Electronic Transactions, Inc., a Nevada corporation. SSET is seeking to register 1,125,000 shares of that stock in this Offering. No other stock has been issued during the past 3 years.

Item 27.  Exhibit Index.

  Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

1	Underwriting Agreement (Not Applicable)

2	Plan of Merger (Not Applicable)

3.1	Articles of Incorporation

3.2	Certificate of Amendment of the Certificate of Incorporation

3.3	Bylaws

4	Instruments Defining Rights (Not Applicable)

5.1	Securities Opinion of Washor & Associates Regarding Legality
	of Securities Being Registered

8.	Opinion Re: Tax Matters (Not Applicable)

9.	Voting Trust Agreement (Not Applicable)

10.1	Stock Purchase Agreement

11.1	Computation of Per Share Earnings

15	Letter on Unaudited Interim Financial Information (Not Applicable)

16	Letter on Change in Certifying Accountant (Not Applicable)

21.1	List of the Registrant's Subsidiaries

23.1	Consent of Auditors

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney (appears on signature page in Part II of the
	Registration Statement)

25	Statement of Eligibility of Trustee (Not Applicable)

26	Invitations For Competitive Bids (Not Applicable)

27	Financial Data Schedule

									Exhibit 3.1

			ARTICLES OF INCORPORATION OF
			  REAM PRINTING PAPER CORP.

Under Section 402 of the Business Corporation Law.

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New
York, does hereby certify and set forth:

				ARTICLE I   Name

The name of this corporation is Ream Printing Paper Corp.

			ARTICLE II   Purposes and Powers

Section 1. Purposes. The purpose(s) for which the corporation is formed are:

  To engage in any lawful act or activity for which corporation may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

  To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licence or licensee, leases lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, portions, franchises, and other rights in respect of and generally deal in and with at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed and other real, personal and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

  To create, manufacture, contract for, sell, import, export, distribute, job and generally deal in and with, whether at wholesale or retail, and as principal, agent, broker, factor, commission merchant, licence, licensee or otherwise, any and all kinds of goods, wares, and merchandise, and in connection therewith or independent thereof, to establish and maintain, by any manner or means, buying offices, distribution centers, specialty and other shops, stores, mail-order establishments, concessions, leased departments, and any and all other departments, sites and locations necessary, convenient or useful in the furtherance of any business of the corporation.

  To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefore, stocks, binds or other securities or evidences of indebtedness of this corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

  To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and good will of any persons, firms, associations or corporations.

  The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

			ARTICLE III   Corporation Office

  The office of the corporation is to be located in the County of Monroe, State of New York.

			ARTICLE IV   Number of Shares

  The aggregate number of shares which the corporation shall have the authority to issue is Twenty Million (20,000,000), all of which shall have a par value of One ($.001) Mill.

		ARTICLE V   Agent for the Corporation

  The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                    2541 Monroe Avenue, Suite 301
                    Rochester, New York  14618

			ARTICLE VI   Directors Liability

  The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

  No shareholder of this corporation shall have a preemptive right because of his shareholdings to have first offered to him any part of any of the presently authorized shares of this corporation hereafter issued, optioned or sold, or any part of any debentures, bonds, notes or securities of this corporation convertible into shares hereafter issued, optioned or sold by the corporation. This provision shall operate to defeat rights in all shares and classes of shares now authorized and in all debentures, bonds, notes or securities of the corporation which may be convertible into shares and classes of shares and also to defeat preemptive rights in any and all shares and classes of shares and securities convertible into shares which this corporation may be hereafter authorized to issue by any amended certificate duly filed.

  IN WITNESS WHEREOF, this certificate has been subscribed to this 12th day of September 1994 by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

                         MORRIS DIAMOND
                         105 SOUTHERN PARKWAY
                         ROCHESTER, NEW YORK 14618

									Exhibit 3.2

   Certificate of Amendment of the Certificate of Incorporation
					of
			Ream Printing Paper Corp.

	Under Section 805 of the Business Corporation Laws
			  _____________________

  FIRST: The name of the corporation is Single Source Financial
Services Corporation. The name under which the corporation was formed is Ream Printing Paper Corp.

  SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on September 19, 1994.

  THIRD: The Amendments of the Certificate of Incorporation effected by this Certificate of Amendment are as follows:

  1. To change the name of the Corporation from Ream Printing
Paper Corp. to Single Source Financial Services Corporation; and

  2. To increase the authorized number of shares in the Corporation from 20,000,000 to 100,000,000.

  FOURTH: To accomplish the foregoing amendments, Article 1 of the Certificate of Incorporation relating to the name of the Corporation is hereby stricken out in its entirety and the following new article is substituted in lieu thereof:

				Article 1   Name

  The name of this Corporation is Single Source Financial Services
Corporation.

  To accomplish the foregoing amendment, Article 4 of the Articles of Incorporation relating to the number of authorized shares is hereby stricken out in its entirety and the following new article is substituted in lieu thereof:

			Article 4   Number of Shares

  The aggregate number of shares which the Corporation shall have the authority to issue is one hundred million (100,000,000), all of which shall have a par value of one mill ($.001).

  FIFTH: The manner in which the foregoing amendments of the Certificate of Incorporation were authorized is as follows:

  The foregoing amendments were approved by a vote of the majority of the Board of Directors and by the vote of a greater number or proportion of the holders of securities required to approve such amendments.

Signed on November 6, 2000


				__________________________________________
				Arnold F. Sock, President of Ream Printing
				Paper Corp.

									Exhibit 3.3

					BYLAWS OF
			    REAM PRINTING PAPER CORP.

				ARTICLE I   Offices

The principal office of the corporation shall be located in the State of New York in the County of Monroe. The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

			    ARTICLE II   Shareholders

Section 1. Annual Meeting. the annual meeting of the shareholders shall be held at 4:00 PM on the Third Tuesday in the month of February in each year, beginning with the year 1995. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

Section 5.  Closing of Transfer Books or Fixing of Record Date.
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of this stock transfer books and the stated period of the closing has expired.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7. Quorum. Fifty One Percent (51%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

  If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution , unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.

Section 10. Voting of Shares by Certain Holders. Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

  Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but not trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken without a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders.

			ARTICLE III   Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of incorporation.

Section 2. Number, Tenure and Qualifications. The number of Directors of the corporation shall be not less than three nor more than five, unless a lesser number is allowed by statute. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her successor shall have been elected and qualified.

  Directors need not be residents of this state or shareholders of the corporation. Directors shall be removable in the manner provided by statute.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though not less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any Directorship to be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting.
The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

Section 7.  Quorum.  A majority of the number of Directors fixed by
Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Compensation. By resolution of the Board of Directors, any director may be paid any one or more of the following:
expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10. Information Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors.

			ARTICLE IV   Officers and Agents

Section 1. General. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the corporation shall be fixed by the Board of Directors.

  One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

Section 4. Vacancies. A vacancy in any office, however, occurring, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  President.  The president shall:

  (a) subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation;

  (b) shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and

  (c) the president shall have custody of the treasurer's bond, if any.

Section 6.  Vice Presidents.  The vice presidents shall:

  (a)     assist the president; and

  (b) shall perform such duties as may be assigned to them by the president or by the Board of Directors.

Section 7.  Secretary.  The secretary shall:

  (a) keep the minutes of the proceedings of the shareholders and the Board of Directors;

  (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

  (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors;

  (d) keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar;

  (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

  (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and

  (g) in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

Section 8.  Treasurer.  The treasurer shall:

  (a)     be the principal financial officer of the corporation;

  (b) perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

  (c)     be the principal accounting officer of the corporation; and

  (d) have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the president;

				ARTICLE V   Stock

Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and the secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

Section 2. Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

Section 3. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificates to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed.

Section 4.  Transfer Agents, Registrars and Paying Agents.  The
Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation.

	ARTICLE VI   Indemnification of Officers and Directors

Each director and officer of this corporation shall be indemnified by the corporation against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

			ARTICLE VII   Miscellaneous

Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

Section 2. Seal. The corporate seal of the corporation shall be in the form impressed on the margin hereof.

Section 3. Fiscal Year. The fiscal year of the corporation shall be as established by the Board of Directors.

Section 4. Amendments. The Board of Directors shall have power to make, amend and repeal the bylaws of the corporation at any regular meeting of the Board or at any special meeting called for the purpose.

APPROVED:

DATED:    September 21, 1994		______________________________
						Director:

						______________________________
						Director:

						______________________________
						Director:

									Exhibit 5.1

			WASHOR & ASSOCIATES
		 11150 WEST OLYMPIC BOULEVARD
			      SUITE 980
		LOS ANGELES, CALIFORNIA  90064
		   TELEPHONE (310) 479-2660
		  TELECOPIER (310) 479-1022


			November 21, 2000

Single Source Financial
   Services Corporation
10780 Santa Monica Boulevard, Suite 240
Los Angeles, California 90025

  Re:  Opinion Regarding Legality of Common Stock

Ladies and Gentlemen:

  We have examined the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by Single Source Financial Services Corporation (formerly Ream Printing Paper Corp.), a New
York corporation (the "Company"), with the Securities and Exchange Commission ("Commission"). It is our understanding that the Registration Statement is to be filed in connection with the registration under the Securities Act of 1933, as amended (the
"1933 Act"), of shares of common stock ("Common Stock") to be sold by the Company and by certain selling shareholders.

  We have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us and the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

  Based upon the foregoing, we are of the opinion that: when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the 1933 Act, (ii) the Company or the selling shareholders shall have received payment in full for their Common Stock; (iii) the Common Stock shall have been issued in the form and containing the terms described in the Registration Statement, and (iv) any legally required consents, approvals, authorizations or other orders of the Commission and any other regulatory authority shall have been obtained, the Common Stock, when sold, will be legally issued, fully paid and nonassessable.

  We consent to the use of this opinion as an exhibit to the Form
SB-2 Registration Statement and to the use of our name under the heading "Legal Matters" in the Form SB-2 Registration Statement.

  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Stock.

  This opinion is furnished to you in connection with the filing of the Form SB-2 Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                         Very truly yours,


                         Larry I. Washor
LIW:ah

									Exhibit 10.1

			STOCK PURCHASE AGREEMENT

  THIS STOCK PURCHASE AGREEMENT ("Agreement") is made, and entered into, effective as of the 7th day of November, 2000, by, and between, Single Source Electronic Transactions, Inc., a Nevada corporation ("SSET"), and its shareholders (hereinafter referred to collectively with SSET as "Sellers") and Single Source Financial Services Corporation, previously known as Ream Printing Paper Corp., a New York corporation ("SSFS"), as follows:

				RECITALS

  WHEREFORE, SSET has developed an independent sales organization over the past nine (9) months which sells and leases electronic financial transaction equipment to merchants and signs such merchants up with a processor in order to permit the processing of such electronic financial transactions.

  WHEREFORE, SSFS desires to develop its business as an independent sales organization and, ultimately, to become a processor.

  WHEREFORE, the parties believe that as an initial step in the development of its business, SSFS should acquire SSET.

  WHEREFORE, SSET desires to be acquired by SSFS, and SSFS desires to acquire SSET, under the terms and conditions set forth herein.

				AGREEMENT

  In consideration of the mutual covenants and conditions contained herein, SSET and SSFS agree, as follows:

			SECTION  1.    STOCK PURCHASE

  1.1 Purchase and Sale. Each of the shareholders in SSET hereby transfers and sells all of the issued and outstanding stock of SSET to SSFS in exchange for 10,012,500 shares of restricted stock in SSFS and SSFS hereby purchases all of the issued and outstanding stock of SSET in exchange for 10,012,500 shares of its restricted stock under the terms and conditions set forth herein.

  1.2 Compensation. The shareholders of SSET shall be compensated by the delivery to each of them one (1) share of restricted stock in SSFS for each one (1) share of stock in SSET which they deliver to SSFS.

  1.3 Operation of Business. Until the close of this transaction, SSET shall continue to operate its day to day business as it has for the past six (6) months and SSET shall not engage in any transaction which materially affects its financial condition or the business pending the completion of the transaction.

  1.4 Excluded Assets. Except in the ordinary course of business, no asset of SSET shall be removed from SSET pending the completion of this transaction.

			SECTION  2.    STOCK CONSIDERATION

THE COMMON STOCK IN SSFS TO BE ISSUED PURSUANT
TO THIS AGREEMENT HAS NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT").  THE COMMON STOCK ISSUED PURSUANT
HERETO MAY NOT BE SOLD, TRANSFERRED, PLEDGED,
HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS
THE SECURITIES ARE REGISTERED UNDER THE ACT OR
AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

  2.1 Shares to Be Issued. On November 7, 2000, SSFS shall cause 10,012,500 shares of restricted common stock to be delivered to the shareholders of SSET as follows:

						Number of Shares of SSFS
	Name of Shareholder			Common Stock

(a)	Baki Arbria					  500,000
(b)	Brandon Becker				2,935,414
(c)	Kendra Becker				  800,000
(d)	Martin Becker				  200,000
(e)	Pamela Becker				  817,362
(f)	Lorraine Dorsey				  250,000
(g)	Mara Gorodezky				  125,000
(h)	Arlene Rosenblatt				1,317,362
(i)	Julie Rosenblatt				  800,000
(j)	Sid Rosenblatt				  200,000
(k)	Arnold F. Sock, Esq.			1,303,704
(l)	Leona Sock					  131,829
(m)	Michael Sock				  381,829
(n)	Harry L. Wilson				  250,000

  The SSFS stock, when issued, shall be fully paid, validly issued and non-assessable.

  In exchange, each listed shareholder shall deliver the same number of shares of stock in SSFS which shall contribute all of the SSFS stock held by such shareholder.

  2.2 Registration Rights. It is anticipated that SSFS will shortly be filing an SB-2 with the SEC. If, and when, such an SB-2 is filed, SSFS shall register the following number of shares of SSFS common stock which have issued to the following:

	Name of Shareholder

	(a)  Baki Arbria				   20,487
	(b)  Brandon Becker			  663,539
	(c)  Lorraine Dorsey			  250,000
	(d)  Mara Gorodezky			  125,000
	(e)  Arlene Rosenblatt			   20,487
	(f)  Michael Sock				   20,487
	(j)  Harry L. Wilson			   25,000
							1,125,000

  2.3     Legends and Restrictions.

     (a) Legend. Sellers acknowledge, understand, and agree that the certificate(s) representing the stock consideration shall bear legends in substantially the following form:

  "THE SECURITIES REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "ACT"), OR UNDER THE
SECURITIES LAWS OF ANY STATE.  THESE SECURITIES
ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY
AND RESALE AND MAY NOT BE TRANSFERRED OR
RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND
THE APPLICABLE STATE SECURITIES LAWS, PURSUANT
TO REGISTRATION OR EXEMPTION THEREFROM.  THE
ISSUER OF THESE SECURITIES MAY REQUIRE AN
OPINION OF COUNSEL IN FORM AND SUBSTANCE
SATISFACTORY TO THE ISSUER TO THE EFFECT THAT
THE PROPOSED TRANSFER OR RESALE IS IN
COMPLIANCE WITH THE ACT AND ANY APPLICABLE
STATE SECURITIES LAWS.  ANY INVESTORS SHOULD
BE AWARE THAT THEY MAY BE REQUIRED TO BEAR
THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN
INDEFINITE PERIOD OF TIME."

     (b) Stop Transfer Instructions. Stop transfer instructions in respect of the Stock Consideration may be issued, at any time, to any transfer agent, transfer clerk or other agent acting for the Issuer.

			SECTION  3.    SSET STOCK

THE COMMON STOCK IN SSET TO BE SOLD PURSUANT
TO THIS AGREEMENT HAS NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT").  THE COMMON STOCK ISSUED PURSUANT
HERETO MAY NOT BE SOLD, TRANSFERRED, PLEDGED,
HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS
THE SECURITIES ARE REGISTERED UNDER THE ACT OR
AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

  3.1 Shares to Be Issued. On November 7, 2000, Sellers shall cause all of the issued and outstanding common stock to be delivered to SSFS. When transferred, the SSET stock shall be duly issued, validly paid, and non-assessable.

  3.2     Legends and Restrictions.

     (a) Legend. SSFS agrees that the certificate(s) representing the SSET stock being transferred to it shall bear legends in substantially the following form:

  "THE SECURITIES REPRESENTED HEREBY HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "ACT"), OR UNDER THE
SECURITIES LAWS OF ANY STATE.  THESE SECURITIES
ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY
AND RESALE AND MAY NOT BE TRANSFERRED OR
RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND
THE APPLICABLE STATE SECURITIES LAWS, PURSUANT
TO REGISTRATION OR EXEMPTION THEREFROM.  THE
ISSUER OF THESE SECURITIES MAY REQUIRE AN
OPINION OF COUNSEL IN FORM AND SUBSTANCE
SATISFACTORY TO THE ISSUER TO THE EFFECT THAT
THE PROPOSED TRANSFER OR RESALE IS IN
COMPLIANCE WITH THE ACT AND ANY APPLICABLE
STATE SECURITIES LAWS.  ANY INVESTORS SHOULD
BE AWARE THAT THEY MAY BE REQUIRED TO BEAR
THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN
INDEFINITE PERIOD OF TIME."

     (b) Stop Transfer Instructions. Stop transfer instructions in respect of the Stock Consideration may be issued, at any time, to any transfer agent, transfer clerk or other agent acting for the Issuer.

		SECTION  4.    REPRESENTATIONS AND WARRANTIES

  4.1 SSET Representations and Warranties. In order to induce SSFS to accept this Agreement, SSET, and its shareholders, and each of them (hereinafter referred to collectively as "Sellers"), hereby represents and warrants to SSFS, as follows:

     (a) Opportunity to Investigate. Sellers or their Investment Advisor (if any) have been given a full opportunity to ask questions of and to receive answers from the officers, agents and representatives of SSFS concerning the terms and conditions of this Agreement and the business and status of SSFS and to obtain such other information that Sellers or their Investment Advisor (if any) desires in order to evaluate an investment in SSFS, and all such questions have been answered to the full satisfaction of Sellers. Sellers acknowledge that Sellers or their Investment Advisor (if any) have had access to the same kind of information concerning
Ream that is required by Schedule A of the Securities Act of 1933, as amended, to the extent that SSFS possesses such information.

     (b) Reviewed Merits With Investments Advisor. Sellers have reviewed the merits of an investment in SSFS with tax and legal counsel and an investment advisor to the extent deemed advisable by Sellers.

     (c) Acknowledgment of Risks. Sellers acknowledge and understand that I) SSFS is in a very competitive field, and expects to encounter competition from other companies which have substantially more resources and experience, and are better known, than SSFS; ii) SSFS's future is dependent upon its acceptance in the marketplace, and there can be no assurances that acceptance will be achieved; iii) although SSFS cannot accurately predict its future operating results, it will incur losses from operations subsequent to the date hereof and extending into an indeterminable time in the future and there can be no assurances that it will ever achieve profitability; iv) the aggregate number of capital shares sold by SSFS, from time to time, and the price at which such shares are sold, will be determined by the Board of Directors of SSFS, in its discretion, giving consideration to the needs of SSFS to obtain financing, and there can be no assurance as to the price(s) for which SSFS will sell its capital shares in the future and no assurance can be given that SSFS will be able to obtain such financing, on terms acceptable to Ream, at the time it is required; and v) in purchasing the SSFS Shares, Sellers are making a highly speculative investment.

     (d) Shares Not Registered. Sellers understand that the SSFS Shares being acquired by Sellers have not been registered under the Act, or the securities laws of any state, in reliance upon specific exemptions from registration thereunder, and Sellers agrees that the SSFS Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except pursuant to a registration in compliance with the Act and applicable state securities laws or pursuant to an exemption from registration.

     (e) No Federal or State Endorsement. Sellers understand that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the SSFS Shares or SSFS.

     (f) Additional Financing. Sellers understand that SSFS will require additional financing in the future, that SSFS has no commitments for such financing at this time and has no assurances that it will be able to obtain additional financing, or if obtained what price, terms and conditions will be attached to such financing.
Sellers acknowledge that SSFS presently intends to issue substantial shares in several rounds of future financings and reorganizations, and that in the course of such issuances, Sellers' percentage ownership in SSFS will be substantially diluted.

     (g) Independent Investigation. In making its decision to purchase the Ream Shares, Sellers have relied solely upon independent investigations made by them or their Investment
Advisor (if any). Sellers have received no representation or warranty from SSFS or any of its affiliates, employees or agents or any of its subsidiaries, employees or agents, except as set forth herein.

     (h) Authority. Sellers represent that they have the requisite authority to enter into this Agreement, that its entry into this Agreement will not violate any agreement of Sellers, or any of them, any applicable law, or any judicial order, decree, or writ.

     (i) Sellers' Intent. Sellers are acquiring the SSFS Securities solely for their own account as principal, for investment purposes only, and except as provided herein, not with a view to the resale or distribution thereof, in whole or in part.

     (j) Existence and Good Standing. SSET is a Nevada corporation, duly, fully, and validly formed and existing, under, and by virtue of, the laws of the State of California. SSET is in good standing as a limited liability company under the laws of the State of California.

     (k) Legal Authorization. Sellers are legally authorized to enter into this Agreement and Sellers' entry into this Agreement will not violate any other agreement, covenant, and condition to which Sellers, or any of them, are a party.

     (l) Accuracy and Survival of Representations. Each representation and warranty of Sellers contained herein and all information furnished by Sellers to SSFS is true, correct and complete in all respects. All representations and warranties set forth above or in any other written statement or document delivered by Sellers in connection with the transaction contemplated hereby will be true, correct and complete in all respects on and as of the date of the closing, as if made on, and as of, such date and shall survive such closing.

  4.2 SSFS Representations and Warranties. In order to induce Sellers to enter into this Agreement, SSFS hereby represents and warrants to Sellers, as follows:

     (a) Opportunity to Investigate. SSFS has been given a full opportunity to ask questions of and to receive answers from the officers, agents and representatives of Sellers concerning the terms and conditions of this Agreement and to obtain such other information from Sellers, or any of them, that SSFS desires in order to evaluate an acquisition of SSFS and all of such questions have been answered to the full satisfaction of SSFS.

     (b) Independent Investigation. In making its decision to acquire SSET, SSFS has relied solely upon independent investigations made by it. SSFS has received no current representation or warranty from Sellers or any of their current affiliates, employees or agents, except as set forth herein.

     (c) Corporate Status. SSFS is a corporation, duly, fully, and validly formed and existing, under, and by virtue of, the laws of the State of New York. SSFS is in good standing as a corporation under the laws of the State of New York;

     (d) SSFS Authority. SSFS is legally authorized to enter into this Agreement and SSFS's entry into this Agreement will not violate any other agreement, covenant, and condition to which SSFS is a party; and

     (e) Accuracy and Survival of Representations. Each representation and warranty of SSFS contained herein and all information furnished to Sellers by SSFS is true, correct and complete in all respects. All representations and warranties set forth above or in any other written statement or document delivered by SSFS in connection with the transaction contemplated hereby will be true, correct and complete in all respects on and as of the date of closing, as if made on, and as of, such date and shall survive such closing.

  4.3 Representations of Arnold F. Sock. Arnold F. Sock represents that he is authorized to sign this Agreement on behalf of each of the selling shareholders.

			SECTION  5.    GENERAL PROVISIONS

  5.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, or sent by facsimile transmission and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice; (ii) if sent by certified or registered mail, three (3) business days after the date of mailing; (iii) if given by telegraph, one (1) business day after the date delivered to the telegraph company, with charges prepaid; or (iv) if given by facsimile transmission, the date transmitted. Any notice, request, demand, direction or other communication sent by telegraph or facsimile transmission must be perfected within forty-eight (48) hours by mailing a copy in the United States Mail, first class, postage prepaid.

  To SSET:		Mr. William Graham
			Single Source Electronic Transactions, Inc.
			10780 Santa Monica Blvd., Suite 240
			Los Angeles, California  90025

  To SSFS:		Arnold F. Sock, Esq.
			Single Source Financial Services Corporation
			10780 Santa Monica Blvd., Suite 240
			Los Angeles, California  90025

Notice of change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the failure to deliver due to any change of address of which no notice was given shall not effect the time at which such notice shall be deemed to have been given and shall constitute receipt of such communication.

  5.2 Severability. Each and every provision of this Agreement is severable from each and all of the other provisions of this Agreement. In the event that any provision of this Agreement is for any reason unenforceable, the balance of the Agreement shall nonetheless remain in full force and effect.

  5.3 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matters referred to herein. No representation, covenant, undertaking, promise, or other prior or contemporary agreement, whether oral or written, respecting such subject matters, which is not specifically contained herein, shall be deemed in any way to exist or bind any of the parties hereto. The parties hereto acknowledge that each party has not executed this Agreement in reliance on any promise, representation, or warranty, which is not contained herein.

  5.4 Construction. This Agreement shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any one party. The Agreement is to be performed in the County of Los Angeles, State of California, and shall be interpreted, enforced and governed by, and under, the laws of the State of California. Any action with respect to or relating to the subject matter of this Agreement shall only be filed in the County of Los Angeles, State of California and any arbitration proceeding with respect to or relating to the subject matter of this Agreement shall only be heard in the County of Los Angeles, State of California.

  5.5 Modification. This Agreement shall not be modified by either party by any oral representation or agreement made before, or after, the execution of this Agreement. All modifications to this Agreement must be in writing and signed by each party hereto.

  5.6 Attorney's Fees. In any court action arising out of, or relating to, this Agreement, or the breach thereof, the prevailing party shall be awarded his reasonable attorney's fees against the non-prevailing party.

  5.7 Waiver. The waiver of any provision or breach of this Agreement in any instance or instances shall not constitute a waiver of, or a release of, any other provision or breach of this Agreement in any other instance or instances.

  5.8 Binding on Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties and to their respective heirs and legal representatives, successors, and assignees.

  5.9 Cooperation. The parties agree to perform any and all acts and to execute and deliver, upon request, any and all documents reasonably necessary or convenient to carry out the terms of this agreement.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Date: November 7, 2000		Single Source Financial Services
					Corporation, A New York corporation


					By:______________________________
						Arnold F. Sock, Secretary

Date:     November 7, 2000	Single Source Electronic Transactions,
					Inc., A Nevada corporation


					By:______________________________
						William Graham, Secretary

									Exhibit 11.1

		SINGLE SOURCE FINANCIAL SERVICES CORPORATION
		    COMPUTATION OF LOSS PER COMMON SHARE

The Company has generated no revenue from which a calculation of loss per share can be determined. The Company has only incurred expenses of organization and taxes, has had no income from operations and has no securities outstanding except for the $.001 par value Common Stock.

									Exhibit 21.1

			LIST OF THE REGISTRANT'S SUBSIDIARIES

	Name					Jurisdiction of Incorporation

Single Source Electronic
Transactions, Inc.					Nevada

									Exhibit 23.1

			CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the use in this Registration Statement on Form
SB-2 of our report dated November 2, 1999 relating to the financial statements of Single Source Financial Services Corporation (formerly named Ream Printing Paper Corp.), for the fiscal year ended October 31, 1999 and the reference to our firm under the caption "Experts" in the accompanying Prospectus.

									Exhibit 23.2

				CONSENT OF COUNSEL

			   (Included in Exhibit 5.1)

									Exhibit 24.1

		RESOLUTIONS ADOPTED BY UNANIMOUS WRITTEN CONSENT
				OF THE BOARD OF DIRECTORS
						OF
		  SINGLE SOURCE FINANCIAL SERVICES CORPORATION
				(a New York corporation)

  In accordance with the provisions of the New York Business Corporation Law and the By-Laws of the Corporation, the undersigned, being all of the Directors ("Directors") of Single Source Financial Services Corporation, a New York corporation ("Corporation"), do hereby adopt the following preambles and resolutions by their unanimous written consent:

  WHEREAS, this Corporation is in the process of filing a Form
SB-2 Registration Statement with the Securities and Exchange
Commission ("Commission") in connection with the registration by certain of its shareholders of shares of its common stock for sale by such selling shareholders;

  WHEREAS, the Board of Directors has reviewed the draft SB-2
Registration Statement provided to them and has determined that such draft SB-2 appears to be true and accurate in all regards;

  WHEREAS, in connection with such filing with the Commission, it is desired to provide authority to the President, Arnold F. Sock, to execute the Form SB-2 Registration Statement and any amendments, including post-effective amendments thereto, in the name of and on behalf of the Corporation.

  NOW, THEREFORE, BE IT RESOLVED, that this Corporation caused the Form SB-2 Registration Statement to be filed with the Securities and Exchange Commission as soon as possible.

  RESOLVED FURTHER, that each of the undersigned hereby authorizes and appoints Arnold F. Sock, Esq. as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this Registration Statement.

  RESOLVED FURTHER, that the officers of this Corporation, and each of them, shall perform such acts, and shall execute and file such additional documents, as are necessary to carry out the terms of this Written Consent.

  RESOLVED FURTHER, that the Secretary of the Corporation be, and he hereby is, authorized, directed, and empowered to file this Unanimous Written Consent in the Minute Book of the Corporation, as part of the official records of the Corporation.

November 16, 2000		s/Brandon Becker				Director
				BRANDON BECKER

November 16, 2000		s/Pamela Becker				Director
				PAMELA BECKER

November 16, 2000		s/Arlene Rosenblatt			Director
				ARLENE ROSENBLATT

November 16, 2000		s/Arnold F. Sock				Director
				ARNOLD F. SOCK

November 16, 2000		s/Harry L. Wilson				Director
				HARRY L. WILSON

		SINGLE SOURCE FINANCIAL SERVICES CORPORATION

				CERTIFICATE OF SECRETARY

  The undersigned, Arnold F. Sock, the duly elected and incumbent Secretary of Single Source Financial Services Corporation, a New York corporation (the "Corporation"), hereby certifies that the foregoing is a true and correct copy of the Resolutions Adopted by Unanimous Written Consent of the Board of Directors of the Corporation effective as of November 16, 2000, and that the foregoing resolutions have not been changed and remain in full force and effect.

Dated:  November 16, 2000.		s/Arnold F. Sock
						Arnold F. Sock, Secretary

									Exhibit 27

			FINANCIAL DATA SCHEDULE

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL
INFORMATION EXTRACTED FROM THE FYE OCTOBER
31, 1999 AUDITED FINANCIAL STATEMENTS AND FYE
OCTOBER 31, 2000 UNAUDITED FINANCIAL STATEMENTS
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO
SUCH FINANCIAL STATEMENTS.

							Oct-31-1999	Oct-31-2000
Cash and cash items					0		0
Marketable securities					0		0
Notes and accounts receivable trade			0		0
Allowance for doubtful accounts			0		0
Inventory							0		0
  Total current assets					0		0
Property, plant and equipment				0		0
Accumulated depreciation				0		0
  Total assets						0		0
  Total current liabilities				$2685		$55
Bonds, Mortgages and similar debt			0		0
Preferred stock-mandatory redemption		0		0
Preferred stock-no mandatory redemption		0		0
Common stock					10,999,133	1,833,189
						 (.00l par value)	(.00l par value)
Other stockholders' equity				0		0
Total liabilities and stockholders' equity	0		0
Net sales of tangible products			0		0
  Total revenues						0		0
Cost of tangible goods sold				0		0
Total costs and expenses applicable to sales
  and revenues						0		0
Other costs and expenses				0		0
Provision for doubtful accounts and notes		0		0
Interest and amortization of debt discount	0		0
Income before taxes and other items			0		0
Income tax expense					0		0
Income/loss continuing operations			0		0
Discontinued operations					0		0
Extraordinary items					0		0
Cumulative effect-changes in accounting
  principles						0		0
Net income or loss				($13,684)	   ($55)
Earnings per share--primary				0		0
Earnings per share fully diluted			0		0

Item 28.  Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B.   The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)
(Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

				SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on the 16th day of November, 2000.

					SINGLE SOURCE FINANCIAL SERVICES
					CORPORATION


					By:   s/Arnold F. Sock
						Arnold F. Sock, President

				POWER OF ATTORNEY

  Each of the undersigned hereby authorizes Arnold F. Sock as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this Registration Statement.

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

  Signature				Title				Date

s/Arnold F. Sock	    President and Director	November 16th, 2000
Arnold F. Sock	    (Principal Executive Officer)

s/Harry L. Wilson	    Chief Financial Officer	November 16th, 2000
Harry L. Wilson	    Secretary and Director

s/Brandon Becker	    Vice President and		November 16th, 2000
Brandon Becker

s/Pamela Becker	    Director			November 16th, 2000
Pamela Becker

s/Arlene Rosenblatt   Director			November 16th, 2000
Arlene Rosenblatt